                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
     BY RULE 14A-6(E)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                             TWIN CITY BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

             TWIN CITY BANCORP, INC. COMMON STOCK, $1.00 PAR VALUE PER SHARE
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          1,121,388 SHARES OF COMMON STOCK (PLUS OPTIONS TO ACQUIRE 125,632 SHARES OF COMMON STOCK)
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          $17.15 PER SHARE OF COMMON STOCK AND THE DIFFERENCE BETWEEN $17.15 AND THE PER SHARE EXERCISE PRICE FOR EACH SHARE SUBJECT TO OPTION
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

               $20,183,652
          ----------------------------------------------------------------------

     (5)  Total fee paid:

               $4,037
          ----------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

          ----------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
         (3)      Filing Party:

          ----------------------------------------------------------------------
         (4)      Date Filed:

          ----------------------------------------------------------------------

                                [TWIN CITY LOGO]




                            __________________, 2000


Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Twin City Bancorp, Inc., to be held at __________________________________,
Bristol, Tennessee, on _________, 2000 at __:__ _.m., local time.

     On July 18, 2000, Twin City Bancorp, Inc. agreed to merge with Citco Community Bancshares, Inc. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE A CASH PAYMENT OF $17.15 FOR EACH SHARE OF TWIN CITY COMMON STOCK THAT YOU OWN. Upon completion of the merger you will no longer own any stock or have any interest in Twin City Bancorp, Inc., nor will you receive, as a result of the merger, any stock of Citco Community Bancshares, Inc.

     At the special meeting, you will be asked to approve and adopt the merger agreement. A majority of the votes entitled to be cast at the special meeting must vote for approval and adoption of the merger agreement for the merger to be completed. If the merger agreement is approved, and all other conditions described in the merger agreement have been met or waived, the merger is expected to occur during the fourth quarter of 2000.

     Your board of directors believes that the merger is in the best interests of Twin City's shareholders and unanimously recommends that you vote FOR the adoption of the merger agreement. Your board of directors has received the opinion of Trident Securities that the consideration to be received by Twin City's shareholders in the merger is fair from a financial point of view.

     This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a complete text of the merger agreement. We urge you to read the enclosed materials carefully for a complete description of the merger. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the special meeting.

                                  Sincerely,




                                  Thad R.  Bowers
                                  President and Chief Executive Officer

                             TWIN CITY BANCORP, INC.
                                310 STATE STREET
                            BRISTOL, TENNESSEE 37620
                                 (423) 989-4400

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A special meeting of shareholders of Twin City Bancorp, Inc. will be held on __________________, 2000, at __:__ __.m., local time, at ___________________,
Bristol, Tennessee, for the following purposes.

     1. To adopt the Agreement and Plan of Merger, dated July 18, 2000, by and among Twin City Bancorp, Inc., Twin City Federal Savings Bank, Citco Community Bancshares, Inc. and Citizens Bank.

     2. To transact such other business as may properly come before the special meeting including a proposal to adjourn or postpone the special meeting.

     The Board of Directors is not aware of any other business to come before the special meeting.

     Any action may be taken on this proposal at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the special meeting if you owned Twin City common stock at the close of business on _____________, 2000.

     As a shareholder of Twin City, you have the right to dissent from the merger and demand payment of the fair value of your shares of Twin City common stock under applicable provisions of Tennessee law. In order to perfect dissenters' rights, you must give written demand for appraisal of your shares before the merger is voted on at the special meeting and must not vote in favor of the merger. A copy of the Tennessee statutory provisions regarding dissenters' rights is included as Appendix D to the accompanying proxy statement and a summary of these provisions can be found under "THE AGREEMENT AND THE MERGER - Dissenters' Appraisal Rights."

     In the event there are not sufficient votes to approve the proposal for the adoption of the merger agreement at the time of the meeting, the meeting may be adjourned in order to permit further solicitation by Twin City Bancorp, Inc.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      JOANNE STURGILL
                                      ASSISTANT SECRETARY

Bristol, Tennessee
______________, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE TWIN CITY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE IT IS EXERCISED.

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
SUMMARY OF TERMS...........................................................2

GLOSSARY ..................................................................4

SUMMARY  ..................................................................5
The Companies..............................................................5
The Special Meeting........................................................5
Reasons for the Merger.....................................................6
The Merger and the Bank Merger.............................................6
The Stock Option Agreement.................................................6
What You Will Receive for Your Shares of Twin City Common Stock............7
Vote Required to Adopt the Agreement.......................................7
Recommendation to Twin City's Shareholders.................................7
Opinion of Twin City's Financial Advisor...................................7
Interests of Certain Persons in the Merger.................................7
Dissenters' Rights of Appraisal............................................8
Taxable Transaction to Twin City Shareholders..............................8

TWIN CITY BANCORP, INC. SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA.....9

MARKET PRICE AND DIVIDEND DATA FOR TWIN CITY COMMON STOCK.................10

THE SPECIAL MEETING.......................................................11
Date, Place and Time......................................................11
Matters to be Considered..................................................11
Record Date; Voting Rights; Vote Required.................................11
Voting and Revocation of Proxies..........................................11
Solicitation of Proxies...................................................12
Important Information for Shareholders Whose Stock is Held in
   Street Name............................................................12
Important Information for Participants in the Twin City ESOP..............13

THE AGREEMENT AND THE MERGER..............................................13
The Parties to the Agreement..............................................13
Description of the Agreement and the Merger...............................13


                                                                         Page
                                                                         ----
Background of the Merger..................................................14
Reasons for the Merger and Recommendation of the Board of Directors.......15
Opinion of Twin City's Financial Advisor..................................16
Payment Procedures........................................................22
Closing...................................................................22
Conditions to Completion of the Merger....................................22
Restrictions on Operations................................................24
Other Acquisition Proposals...............................................27
Representations and Warranties............................................26
Regulatory Approvals......................................................27
Termination of the Agreement..............................................28
Amendment of the Agreement................................................29
Waiver of Performance of Obligations......................................29
Accounting Treatment......................................................30
Expenses..................................................................30
Tax Consequences to Shareholders..........................................30
Dissenters' Appraisal Rights..............................................31
Interests of Certain Persons in the Merger................................35

THE STOCK OPTION AGREEMENT................................................38
General...................................................................38
Effect of Option..........................................................38
Exercise of the Stock Option..............................................39
Repurchase Election.......................................................40

PRINCIPAL HOLDERS OF TWIN CITY COMMON STOCK...............................40

OTHER MATTERS.............................................................42

SHAREHOLDER PROPOSALS.....................................................42

Appendix A -   Agreement and Plan of Merger..............................A-1
Appendix B -   Stock Option Agreement....................................B-1
Appendix C -   Fairness Opinion of Trident Securities....................C-1
Appendix D -   Dissenters' Rights Statutes...............................D-1

                             TWIN CITY BANCORP, INC.
                                310 STATE STREET
                            BRISTOL, TENNESSEE 37620
                                 (423) 989-4400

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON _________, 2000 AT _:__ _.M.
                       AT ____________, BRISTOL, TENNESSEE

     Twin City Bancorp, Inc. (referred to as "Twin City" in this Proxy Statement) is holding a special meeting of shareholders to vote on an Agreement and Plan of Merger by and among Twin City, Twin City Federal Savings Bank, Citco Community Bancshares, Inc. and Citizens Bank. If shareholders approve the Agreement and the other conditions described below are met, Twin City will merge with Citco and each shareholder of Twin City (other than shareholders who dissent from the merger and comply with all applicable procedures) will receive $17.15 in cash for each share of Twin City common stock that the shareholder owns.

     There were 1,121,388 shares of Twin City common stock outstanding and entitled to vote as of the Record Date. Each share is entitled to one vote on the approval of the Agreement. The merger cannot occur unless the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions approve the merger.

     Twin City has granted to Citco an option to purchase up to 223,156 shares of Twin City common stock at $15.50 per share in connection with the Agreement. In addition, the directors of Twin City have agreed to vote all of their shares of Twin City common stock in favor of the approval of the Agreement.

     Twin City is furnishing this Proxy Statement to its shareholders on approximately ____________, 2000. The Record Date to determine who may vote at the meeting is ____________, 2000. Please see the "GLOSSARY" on page 4 for definitions of capitalized and certain other terms used in this Proxy Statement.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO SIGNIFY HOW YOU WANT TO VOTE YOUR SHARES

THE BOARD OF DIRECTORS OF TWIN CITY BANCORP, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER

                                SUMMARY OF TERMS

     This is a summary of the most material terms of the proposed merger.

          o If the merger occurs, each shareholder of Twin City will receive $17.15 in cash for each share of Twin City common stock owned. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Description of the Agreement and the Merger" beginning on page 13 for more information.

          o The merger cannot occur unless Twin City's shareholders approve the merger by a majority of the total number of shares outstanding and each of the Federal Reserve Board, the FDIC and the Tennessee Department of Financial Institutions approves the merger. See the discussions under the caption "THE SPECIAL MEETING - Record Date; Voting Rights; Vote Required" beginning on page 11 and "THE AGREEMENT AND THE MERGER - Regulatory Approvals" beginning on page 27 for more information.

          o Shareholders will generally recognize a taxable gain or loss measured by the difference between the cash received in the merger and their tax basis in the shares of Twin City common stock. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Tax Consequences to Shareholders" beginning on page 30 for more information.

          o Twin City's Board of Directors has approved the merger and has unanimously recommended that Twin City shareholders vote in favor of it. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Reasons for the Merger and Recommendations of the Board of Directors" beginning on page 15 for more information.

          o Trident has issued a fairness opinion dated July 18, 2000 and updated on _______, 2000 that, as of such dates, the amount which will be paid to Twin City shareholders in the merger is fair from a financial point of view. See the discussion under the heading "THE AGREEMENT AND THE MERGER -- Opinion of Twin City's Financial Advisor" beginning on page 16 for more information.

          o Twin City has given Citco an option to purchase 223,156 shares of Twin City common stock for $15.50 per share. See the discussion under the caption "THE STOCK OPTION AGREEMENT" beginning on page 38 for more information.

          o Twin City has agreed that it will not seek or encourage a competing transaction to acquire Twin City or Twin City Federal except in very limited circumstances in which an unsolicited offer is made. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Other Acquisition Proposals" beginning on page 26 for more information.

          o Twin City's directors have agreed to vote their shares in favor of the merger and the Agreement and against any other acquisition proposal. See page 38 under the caption "THE AGREEMENT AND THE MERGER - Interests of Certain Persons in the Merger - Support Agreements" for more information.

          o The directors and executive officers of Twin City and Twin City Federal who have stock options under the 1995 Stock Option and Incentive Plan will receive cash payments for their options based upon the difference between $17.15 and the exercise price of their options. They will also receive continued directors and officers liability insurance and indemnification from Citco. Certain executive officers whose employment will terminate as a result of the merger will also receive severance and other payments. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Interests of Certain Persons in the Merger" beginning on page 35 for more information.

          o Shareholders who dissent from the merger and follow statutory procedures have the right to demand the fair value of the shares if the merger is consummated, provided that they satisfy the requirements under Tennessee law. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Dissenters' Appraisal Rights" beginning on page 31 for more information.

          o Twin City and Citco expect that the merger will be completed in the fourth quarter of 2000.

                                    GLOSSARY

The following terms are used in this Proxy Statement.


     "Agreement" means the Agreement and Plan of Merger, dated July 18, 2000, by and among Twin City, Twin City Federal, Citco and Citizens Bank. A copy of the Agreement is attached as Appendix A to this Proxy Statement.

     "Bank Merger" means the merger of Twin City Federal into Citizens Bank which will occur simultaneously with the Merger.

     "Board of Directors" or "Board" means the board of directors of Twin City Bancorp, Inc.

     "Citco" means Citco Community Bancshares, Inc.

     "Citizens Bank" means Citizens Bank, a wholly-owned subsidiary of Citco.

     "Common Stock" means the common stock of Twin City, all of which will be acquired by Citco in the Merger.

     "ESOP" means the Twin City Bancorp, Inc. Employee Stock Ownership Plan, as amended.

     "Merger" means the transaction in which Twin City will merge into Citco and each shareholder of Twin City will be entitled to receive $17.15 in cash for each share of Twin City common stock owned by the shareholder.

     "MRP" means the Twin City Management Recognition Plan, as amended.

     "Record Date" means ____________, 2000, the date which Twin City will use to determine which Twin City shareholders of record are entitled to vote at the special meeting.

     "Special Meeting" means the special meeting of Twin City's shareholders to be on ___________, 2000 and any adjournments or postponements of that special meeting at which Twin City will present the Agreement to its shareholders for approval.

     "Stock Option Agreement" means the Stock Option Agreement, dated July 19, 2000, between Twin City and Citco under which Citco has the right to acquire 223,156 shares of Twin City common stock for $15.50 per share in certain circumstances. A copy of the Stock Option Agreement is attached as Appendix B to this Proxy Statement.

     "Stock Option Plan" means the Twin City Bancorp, Inc. 1995 Stock Option and Incentive Plan, as amended.

     "Trident" means Trident Securities, a division of McDonald Investments, Inc., the financial advisor to Twin City.

     "Twin City" means Twin City Bancorp, Inc.

     "Twin City Federal" means Twin City Federal Savings Bank, a wholly-owned subsidiary of Twin City.

                                     SUMMARY


     This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that is important to you. To fully understand the merger, Twin City urges you to carefully read the entire proxy statement including the Agreement. Twin City has attached the Agreement to this proxy statement as Appendix A. Twin City encourages you to read the Agreement because it is the legal document that governs the merger of Twin City and Citco.

THE COMPANIES


                        CITCO COMMUNITY BANCSHARES, INC.
                                  CITIZENS BANK
                                300 BROAD STREET
                          ELIZABETHTON, TENNESSEE 37643
                                 (423) 543-2265

     Citco Community Bancshares, Inc. is the holding company for Citizens Bank, a Tennessee commercial bank. Citco and Citizens Bank are both headquartered in Elizabethton, Tennessee. Citizens Bank was founded in 1934 in Carter County and currently operates eight offices in Elizabethton, Kingsport and Johnson City, Tennessee.

     At June 30, 2000, Citco Community Bancshares, Inc., had consolidated assets of $406 million, net loans of $303 million, deposits of $279 million and shareholders' equity of $37.8 million.

                             TWIN CITY BANCORP, INC.
                         TWIN CITY FEDERAL SAVINGS BANK
                              310 STATE AT EDGEMONT
                            BRISTOL, TENNESSEE 37620
                                 (423) 989-4400

     Twin City Bancorp, Inc. is a Tennessee corporation and was incorporated in 1994 for the purpose of becoming the holding company for Twin City Federal Savings Bank upon its conversion to stock form.

     Twin City Federal was organized in 1958. At June 30, 2000, Twin City had consolidated assets of $124 million, net loans of $93 million, deposits of $96 million and shareholders' equity of $14 million.

THE SPECIAL MEETING

     A special meeting will be held on ______________, 2000, at ______________________________________, Bristol, Tennessee, to vote on the proposal to approve the merger agreement. You can vote at the special meeting if you owned Twin City common stock on the Record Date.

REASONS FOR THE MERGER

     The Board of Directors of Twin City reviewed a number of items in deciding to enter into the Agreement with Citco including the following:

          o    the strategic options available to Twin City;

          o that the merger price exceeded the estimated value that could be realized by Twin City shareholders over the intermediate term, given the rapidly changing nature of banking, competition and delivery systems;

          o the premium to recent market prices and book value represented by the $17.15 per share to be received by the shareholders of Twin City;

          o    the historically limited liquidity of Twin City's common stock;

          o Citco's community orientation and expanded services that would be available to existing customers;

          o the return to shareholders who purchased stock in Twin City's initial public offering; and

          o the opinion of Twin City's financial advisor, Trident, that the transaction is fair to Twin City's shareholders from a financial point of view.

     Generally, the Board of Directors concluded that in the long term Twin City could not produce shareholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Twin City's shareholders.

THE MERGER AND THE BANK MERGER

     If the Agreement is adopted by Twin City's shareholders and the parties satisfy the other conditions of the Agreement, Twin City will be merged with and into Citco. As a result of this merger, each share of Twin City common stock (other than shares the owners of which have perfected dissenters' rights), will be converted into the right to receive $17.15 in cash.

     Simultaneously, Twin City Federal will be merged with and into Citizens Bank and will thereafter operate as a separate division of Citizens Bank. All of the offices of Twin City Federal will become offices of Citizens Bank immediately following the effective date of the merger. If the Agreement is not adopted, Twin City and Citizens Bank will continue as separate entities.

THE STOCK OPTION AGREEMENT

     To increase the likelihood that the merger will be completed, and to discourage other persons who may be interested in acquiring Twin City, Citco required Twin City to grant it a stock option. This option allows Citco to purchase up to 223,156 shares of Twin City common stock, which represents 19.9% of the outstanding shares of Twin City common stock before giving effect to the exercise of the entire option. The exercise price of the option is $15.50 per share, subject to adjustment under specified circumstances. Twin City may be required to repurchase the option or shares acquired upon exercise of the option. A copy of the Stock Option Agreement is attached to this document as Appendix B.

WHAT YOU WILL RECEIVE FOR YOUR SHARES OF TWIN CITY COMMON STOCK

     As a Twin City shareholder, each of your shares of Twin City's common stock will automatically become exchangeable for $17.15 in cash. You will have to surrender your Twin City stock certificate(s) to receive this cash payment. Citco will appoint the Exchange Agent who will send you written instructions for surrendering your certificates after the merger is completed. For more information on how this exchange procedure works, see "THE AGREEMENT AND THE MERGER - Payment Procedures" on pages ___ and ___ of this proxy statement.

     Twin City's common stock is quoted on Nasdaq SmallCap MarketSM under the symbol "TWIN." On July 18, 2000, which is the day the last trade occurred before the merger was announced, Twin City common stock was sold at $16.6875 per share.

VOTE REQUIRED TO ADOPT THE AGREEMENT

     The Agreement will be adopted if the holders of at least a majority of the outstanding shares of Twin City common stock vote for it. Directors and executive officers of Twin City and their affiliates beneficially owned an aggregate of 240,444, or approximately 21.44%, of the shares of Twin City common stock outstanding on the Record Date. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the Agreement. Each of the directors of Twin City has executed an agreement with Citco pursuant to which each director agreed to vote his or her shares FOR the Agreement.

RECOMMENDATION TO TWIN CITY'S SHAREHOLDERS

     The Board of Directors of Twin City believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the adoption of the Agreement. For a discussion of the circumstances surrounding the merger and the factors considered by Twin City's Board of Directors in approving the Agreement.

OPINION OF TWIN CITY'S FINANCIAL ADVISOR

     Trident has delivered its written opinion to the Twin City Board of Directors, dated as of July 18, 2000 and confirmed as of the date of this proxy statement, that the consideration to be received by the shareholders of Twin City Bancorp, Inc. in the merger is fair from a financial point of view. Twin City has attached this opinion as Appendix C to this proxy statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by Trident in providing its opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some of Twin City's directors and officers have interests in the merger that are different from, or are in addition to their interests as shareholders in Twin City. The Board of Directors knew about these additional interests and considered them when they approved the agreement and the merger. These include:

         o the cancellation of outstanding stock options in exchange for a cash payment equal to the difference between $17.15 per share and the option exercise price;

         o payments to certain of Twin City's executive officers under their employment, severance and other agreements; and

         o provisions in the Agreement relating to protection against claims.

DISSENTERS' RIGHTS OF APPRAISAL

     Shareholders have dissenters' rights under Tennessee law. If you want to exercise dissenters' rights, you must carefully follow the procedures described in "THE AGREEMENT AND THE MERGER - Dissenters' Appraisal Rights."

TAXABLE TRANSACTION TO TWIN CITY SHAREHOLDERS

     For United States federal income tax purposes your exchange of shares of Twin City common stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in the shares of Twin City common stock. See "THE AGREEMENT AND THE MERGER - Tax Consequences to Shareholders."

                             TWIN CITY BANCORP, INC.
                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     These tables show historical consolidated financial data for Twin City. The annual historical financial condition and operating data are derived from Twin City's consolidated financial statements audited by Crisp Hughes Evans LLP, independent accountants. Financial amounts as of and for the six months ended June 30, 2000 and 1999 are unaudited; however, Twin City believes such amounts reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. Certain financial ratios for the six months ended June 30, 1999 and 2000 have been annualized. You should not assume that the six-month results indicate results for any future period.

                                                                                                                    SIX MONTHS
                                                        AT OR FOR THE YEAR ENDED DECEMBER 31,                     ENDED JUNE 30,
                                            ------------------------------------------------------------       --------------------
                                              1995          1996         1997         1998         1999          1999         2000
                                            --------      --------     -------      --------     -------        ------       ------
SELECTED FINANCIAL CONDITION DATA:                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Total amount of:
    Assets................................  $ 102,551     $ 105,041    $ 108,687    $ 113,245    $ 116,011    $ 114,868    $123,911
    Loans receivable, net.................     73,010        78,207       77,680       83,215       87,374       88,697      93,484
    Cash and investment securities........     14,501        11,277       10,604       11,853        5,279        1,978       1,144
    Mortgage-backed securities............     11,464        11,649       15,248       12,429       17,075       15,913      18,130
    Deposits..............................     83,211        85,689       92,320       89,112       92,165       90,042      96,099
    FHLB advances.........................      4,000         5,100        1,000        8,500        8,850        8,500      11,550
    Stockholders' equity..................     14,258        13,385       14,011       14,152       13,527       13,753      13,947
  Number of:
    Real estate loans outstanding.........      2,329         2,314        2,282        2,259        2,573        2,224       2,229
    Deposit accounts......................      8,716         8,939        9,482        9,623        9,817        9,673      10,332
    Offices open..........................          3             3            3            3            3            3           4
SELECTED OPERATIONS DATA:
  Interest income.........................  $   7,677     $   8,084    $   8,264    $   8,611    $   8,510    $   4,185       4,343
  Interest expense........................      3,905         4,063        4,261        4,303        4,269        2,044       2,361
  Net interest income.....................      3,772         4,021        4,003        4,308        4,241        2,141       1,982
  Provision for loan losses...............         16           422          165          232           85           80           1
  Noninterest income......................        864           740          739          906          870          457         351
  Noninterest expense.....................      2,906         3,303        2,794        2,885        3,052        1,518       1,489
  Income before taxes.....................      1,714         1,036        1,783        2,097        1,974        1,000         843
  Income tax expense......................        651           390          705          833          790          398         339
                                            ---------     ---------    ---------    ---------    ---------    ---------   ---------
  Net income..............................  $   1,063     $     646    $   1,078    $   1,264    $   1,184    $     602   $     504
                                            =========     =========    =========    =========    =========    =========   =========
  Basic net income per share..............     $ 0.85       $  0.53       $ 0.90       $ 1.08      $  1.08      $  0.54       $0.47
                                               ======       =======       ======       ======      =======      =======       =====
  Diluted net income per share............     $ 0.84       $  0.52       $ 0.86       $ 1.04      $  1.04      $  0.52       $0.46
                                               ======       =======       ======       ======      =======      =======       =====

  Dividends per share.....................     $ 0.78       $  0.52       $ 0.43       $ 0.40      $  0.45      $  0.25       $0.20
                                               ======       =======       ======       ======      =======      =======       =====
PERFORMANCE RATIOS:
    Return on average assets..............       1.06%         0.62%       1.01%        1.14%         1.02%        1.06%       0.83%
    Return on average equity..............       7.67          4.69        7.85         9.00          8.61         8.66        7.38
    Noninterest expense to average total
     assets ..............................       2.89          3.18        2.61         2.61          2.62         2.66        2.47
    Interest rate spread..................       3.39          3.53        3.48         3.59          3.49         3.50        3.20
    Net interest margin...................       3.93          4.05        3.95         4.08          3.86         3.93        3.52
    Dividend payout ratio.................      92.86        100.00       50.00        38.46         41.81        48.08       43.48
  ASSET QUALITY RATIOS:
    Nonperforming loans to total
       loans (1) .........................       0.07          0.16        0.02         0.10          0.23         0.03        0.04
    Allowance for loan losses to
       nonperforming loans (1)............     348.08        261.06      961.54       230.95        102.87       763.00      598.00
    Nonperforming assets to total
       assets (2) ........................       0.41          0.43        0.09         0.21          0.18         0.03        0.11
    Allowance for losses  to
       nonperforming assets (2)...........      48.92        100.62      121.36        83.26        102.87       763.00      154.96
    Net charge-offs to average loans
      outstanding.........................       0.09          0.36        0.48         0.20          0.07         0.03        0.03
  CAPITAL RATIOS:
     Average equity to average assets.....      13.77         13.25       12.85        12.70         11.79        12.18       11.32
     Tier 1 capital to adjusted total
       assets (3).........................      11.97         12.07       11.33        11.38         11.30        11.40       11.08
     Tier 1 capital to risk-weighted
       assets (3).........................      21.80         21.26       20.40        17.65         14.10        17.90       17.44
     Total capital to risk-weighted
       assets (3).........................      22.07         21.51       20.61        17.91         14.30        18.20       17.69

_________

(1) Nonperforming loans represents accruing loans which are contractually past due 90 days or more.
(2) Nonperforming assets represents property acquired by the Bank through foreclosure or repossession or accounted for as an in-substance foreclosure at its net realizable value plus nonperforming loans.
(3)  Bank only.

            MARKET PRICE AND DIVIDEND DATA FOR TWIN CITY COMMON STOCK

     Twin City's common stock is quoted on the Nasdaq SmallCap MarketSM under the symbol "TWIN" The following table shows the dividends and the high and low sale prices per share of Twin City common stock on the Nasdaq SmallCap MarketSM for the periods indicated:

                                   CASH
                                 DIVIDENDS
QUARTER ENDED                     DECLARED     HIGH             LOW
------------                    -----------   -------         --------

June 30, 2000                  $   0.10   $  16            $   9 1/4
March 31, 2000                     0.10      16 5/8            8

December 31, 1999                  0.10      17 5/16          15 5/8
September 30, 1999                 0.10      15 11/16         13 3/16
June 30, 1999                      0.10      13 15/16         11 7/8
March 31, 1999                     0.15      14 11/16         13 9/16

December 31, 1998                  0.10      15               12 7/8
September 30, 1998                 0.10      13 3/4           12 3/4
June 30, 1998                      0.10      14 3/4           13 3/4
March 31, 1998                     0.10      15 3/4           14 3/8


     On July 18, 2000, the last trading day prior to the joint announcement by Citco and Twin City that they had entered into the Agreement, the closing per share sales price of Twin City common stock was $16.6875. On _________, 2000, which is the last practicable date prior to the printing of the proxy statement, the closing price for Twin City common stock was $______ per share.

     As of ___________, 2000, there were approximately ____ holders of record of Twin City common stock. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

                               THE SPECIAL MEETING


DATE, PLACE AND TIME

     The special meeting is scheduled to be held at _:__ _.m., Eastern Time, on ____________, 2000, at _________________________________, Bristol, Tennessee.

MATTERS TO BE CONSIDERED

     At the special meeting, you will be asked to approve a proposal to

          o a proposal to adopt the Agreement and Plan of Merger dated July 18, 2000 by and among Twin City Bancorp, Inc., Twin City Federal Savings Bank, Citco Community Bancshares, Inc., and Citizens Bank; and

          o such other business that may properly come before the special meeting, including a proposal to adjourn or postpone the special meeting.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

     The Twin City Board of Directors has fixed the close of business on ____________, 2000 as the Record Date for the determination of shareholders of Twin City entitled to receive notice of and to vote at the special meeting. On the Record Date, there were 1,121,388 shares of Twin City common stock outstanding. Each holder of Twin City common stock is entitled to one vote per share held of record on the Record Date.

     The presence in person or by proxy at the special meeting of the holders of a majority of the outstanding shares of Twin City common stock is required for a quorum. Under the Tennessee Business Corporation Act, adoption of the Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Twin City common stock. Accordingly, an abstention, a failure to vote, or a broker non-vote, has the same effect as a vote against the Agreement. Directors and executive officers of Twin City and their affiliates beneficially owned on the Record Date an aggregate of 240,444, or approximately 21.44%, of the outstanding shares of Twin City common stock (excluding shares which they had the right to acquire on the exercise of options). Twin City's directors and certain executive officers have entered into agreements to vote all shares of Twin City common stock held by them FOR the adoption of the Agreement.

VOTING AND REVOCATION OF PROXIES

     Shares of Twin City common stock represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently revoked, will be voted at the special meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of Twin City common stock represented by the proxy will be voted "FOR" adoption of the Agreement.

     If you want to revoke the proxy you submit in response to this proxy solicitation, you must: (i) sign and deliver a written notice with a later date to the Assistant Secretary of Twin City at or before the meeting stating that you want to revoke the proxy, (ii) sign and deliver to the Assistant Secretary of Twin City at or before the meeting a later-dated proxy card relating to the same shares, or (iii) attend the meeting and vote in person. Revoking a proxy is effective only if it occurs before the polls close at the meeting. Attending the meeting does not automatically revoke a proxy. You must deliver written notice revoking a proxy to Joanne Sturgill, Assistant Secretary, Twin City Bancorp, Inc., 310 State Street, Bristol, Tennessee 37620; telephone number (423) 989-4400.

     A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present for purposes of quorum but will not be counted as voting in favor of such proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of Twin City may solicit proxies from Twin City's shareholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. Twin City will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. Twin City will bear its own expenses in connection with the solicitation of its proxies for the special meeting. [Twin City has retained _________________ to assist in soliciting proxies for the special meeting and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals, at a cost of $________, including out of pocket expenses.]

IMPORTANT INFORMATION FOR SHAREHOLDERS WHOSE STOCK IS HELD IN STREET NAME

     If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on Twin City's stock records in your own name, your broker will not vote your shares on the Agreement unless you instruct your broker how you want your votes to be cast. Please tell your broker as soon as possible how to vote your shares to make sure that your broker has enough time to vote your shares before the polls close at the meeting. If your broker does not vote your shares, that will have the same effect as a vote against the Agreement. If your stock is held in street name, you do not have the direct right to vote your shares or to revoke a proxy for your shares unless the record holder of your stock gives you that right in writing.

IMPORTANT INFORMATION FOR PARTICIPANTS IN THE TWIN CITY ESOP

     If you participate in the Twin City Bancorp, Inc. Employee Stock Ownership Plan, the proxy card represents a voting instruction to the trustee of the ESOP as to the number of shares in your plan account. Each participant in the ESOP may direct the trustee as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the trustee's exercise of his fiduciary obligations.

                          THE AGREEMENT AND THE MERGER

     The following discussion is qualified by reference to the Agreement which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the Agreement carefully in its entirety. All information contained in this proxy statement with respect to Citco Community
Bancshares, Inc. and Citizens Bank has been supplied by Citco for inclusion herein and has not been independently verified by Twin City.

THE PARTIES TO THE AGREEMENT

     TWIN CITY AND TWIN CITY FEDERAL. Twin City is the holding company for Twin City Federal, a federal savings bank with four offices in Bristol, Tennessee and Bristol, Virginia. The principal executive offices of Twin City and Twin City Federal are located at 310 State Street, Bristol, Tennessee 37620.

     CITCO AND CITIZENS BANK. Citco is the holding company for Citizens Bank, a Tennessee chartered commercial bank with eight offices in Elizabethton,
Kingsport and Johnson City, Tennessee. Citizens Bank was founded in Carter County in 1934 and entered Kingsport by acquiring Executive Park National Bank in 1992 and opened its first office in Johnson City in 1993. Citizens Bank acquired two additional offices in Kingsport from First Union National Bank in 1995. Citco also owns Small Business Resources, Inc. which deals in loans guaranteed by the SBA and Farm Home Administration. The address and telephone number of the principal executive offices of Citco and Citizens Bank are 300 Broad Street, Elizabethton, Tennessee 37643.

DESCRIPTION OF THE AGREEMENT AND THE MERGER

     Twin City, Twin City Federal, Citco and Citizens Bank entered into the Agreement on July 18, 2000. The Agreement provides that if the conditions described below are met, Twin City will merge into Citco. As a result of this merger, each shareholder of Twin City (other than those that choose to exercise dissenters' rights) will receive $17.15 in cash for each share of Twin City common stock owned. Holders of options to purchase shares of Twin City common stock will receive a cash payment equal to the excess of $17.15 over the exercise price of such option multiplied by the number of shares for which the option is exercisable. Twin City shareholders will cease to be shareholders of Twin City and will not become shareholders of Citco. Simultaneously with the merger, Twin City Federal will merge with and into Citizens Bank and thereafter operate as a division of Citizens Bank.

     Twin City has also granted Citco an option to purchase 223,156 shares of Twin City common stock at a price of $15.50 per share. The directors and certain executive officers of Twin City have agreed to vote their shares of stock in favor of the Agreement.

BACKGROUND OF THE MERGER

     In late 1999, Twin City's board of directors asked Trident to help the board analyze the strategic alternatives available to Twin City. The board of directors had been concerned about Twin City's ability to remain competitive in an industry which required increasing investments in technology and in which profit margins were under continual pressure in its main lines of business. The board of directors was also aware of the trend towards consolidation in the financial services industry and believed that it was appropriate to become better informed regarding the potential value of Twin City in a business combination.

     On November 15, 1999, representatives of Trident met with the board of directors to present their firm's analysis of strategic alternatives available to Twin City. The analysis discussed the current operating environment for financial institutions and Twin City's specific competitive situation. The analysis also assessed Twin City's prospects under its current business plan and under various alternative scenarios. The analysis surveyed recent acquisition activity in the financial services industry and reviewed the pricing data from recent acquisitions of financial institutions with similar characteristics to Twin City. The Trident analysis included a discussion of companies which Trident believed potentially would be interested in discussing a transaction in the event the board of directors desired to further inform itself regarding the potential value of Twin City in a business combination. After extensive discussion of its alternatives, Twin City's board of directors authorized Trident to prepare an information memorandum containing financial and other information about Twin City which could be used to canvass potentially interested parties.

     On February 1, 2000, when the information memorandum had been completed, representatives of Trident again met with the board of directors to discuss the results of their due diligence on Twin City and their updated analysis of Twin City's potential value in a business combination. Trident also presented a more detailed analysis of the companies that it believed would be potentially interested in a business combination. Twin City's special counsel was also present at the meeting to advise the board regarding their fiduciary duties. After extensive discussion, the board of directors authorized Trident to contact the potentially interested parties on a confidential basis regarding their interest in a potential business combination with Twin City and the valuation they would place on Twin City in such a transaction.

     Trident thereafter contacted the 15 financial institutions which it believed were most likely to be interested in a business combination with Twin City. Of these, ten institutions entered into confidentiality agreements and received the information memorandum. By letter dated March 10, 2000, Citco submitted a written indication of interest in a transaction in which Twin City would be valued at $17.10 per share in cash. Citco's valuation was contingent on further due diligence among other things. Trident continued discussions with Citco and the other potentially interested parties and Citco was the only party to formally submit an indication of interest. Citco subsequently raised its valuation to $17.15 per share.

     A representative of Trident met with the board of directors on March 29, 2000 to review the Citco proposal and developments in the market. The Trident representative noted that the market for bank stocks had continued to deteriorate during 2000 with the stocks of banks which had a history of making acquisitions suffering particularly. After extensive discussion of the proposed terms of Citco's proposal and Twin City's prospects for future growth as an independent institution, the board of directors determined to continue with the process and agreed to allow Citco to perform due diligence.

     After Citco completed its due diligence, the parties proceeded to negotiate a final agreement. The negotiations had progressed sufficiently by early July that the board of directors scheduled a meeting with representatives from Trident and Twin City's special counsel to discuss the agreement for the afternoon of July 11, 2000. Representatives of Trident and Twin City's special counsel reviewed in detail the most current draft of the agreement and an outline prepared by Citco's counsel of the outstanding issues and their proposed resolution. The representative of Trident updated their financial analysis and stated that his firm was prepared to present an opinion that the consideration to be received by shareholders was fair from a financial point of view. After extensive discussion, the board of directors authorized the president to sign the agreement, subject to receipt of a final agreement reflecting the terms discussed at the meeting.

     When the the agreement was received the next day, however, certain arrangements with respect to Twin City's senior officers required further negotiation and the agreement was not signed. The board of directors met again on July 13, 2000 and rescinded its prior authorization and directed the president to reconvene the board when all issues had been satisfactorily resolved.

     Negotiations continued over the next several days and on July 18, 2000 a final agreement acceptable to all parties was circulated. Accordingly, the board of directors reconvened that day with representatives of Trident and Twin City's special counsel participating telephonically. Twin City's special counsel reviewed the final changes with the Board. The representative of Trident delivered his firm's opinion that terms of the merger were fair to shareholders from a financial point of view. After extensive discussion, the board of directors approved the agreement which was signed that day.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Twin City's board of directors believes that the merger is in the best interest of shareholders. The board of directors considered a number of factors in deciding to approve and recommend the terms of the merger to shareholders, including:

          o    the strategic options available to Twin City;

          o that the merger price exceeded the estimated value that could be realized by Twin City shareholders over the intermediate term, given the rapidly changing nature of banking, competition and delivery systems;

          o the premium to recent market prices and book value represented by the $17.15 per share to be received by the shareholders of Twin City;

          o    the historically limited liquidity of Twin City's common stock;

          o Citco's community orientation and expanded services that would be available to existing customers;

          o the return to shareholders who purchased stock in Twin City's initial public offering; and

          o the opinion of Twin City's financial advisor, Trident, that the transaction is fair to Twin City's shareholders from a financial point of view.

     The foregoing discussion of the information and factors considered by Twin City's board of directors is not intended to be exhaustive. Twin City's board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

     Generally, the board of directors concluded that in the long term Twin City could not produce shareholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Twin City's shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AGREEMENT AND THE MERGER.

OPINION OF TWIN CITY'S FINANCIAL ADVISOR

     Twin City retained Trident to act as its financial advisor in connection with a possible merger and related matters. As part of its engagement, Trident agreed, if requested by Twin City, to render an opinion with respect to the fairness, from a financial point of view, to the holders of Twin City common stock, of the merger consideration as set forth in the agreement. Trident is a nationally recognized specialist for the financial services industry, in general, and for thrifts in particular. Trident is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Twin City selected Trident as its financial advisor based upon Trident's qualifications, expertise and reputation in such capacity.

     Trident delivered a written opinion dated July 18, 2000 that the merger consideration was fair to Twin City shareholders, from a financial point of view, as of the date of such opinion. Trident updated its July 18, 2000 opinion as of the date of this proxy statement. No limitations were imposed by Twin City on Trident with respect to the investigations made or the procedures followed in rendering its opinion.

     THE FULL TEXT OF TRIDENT'S WRITTEN OPINION TO THE TWIN CITY BOARD, DATED AS OF THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY TRIDENT, IS ATTACHED AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. IT SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF TRIDENT'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. TRIDENT'S OPINION IS ADDRESSED TO THE TWIN CITY BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF TWIN CITY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE TWIN CITY SPECIAL MEETING DESCRIBED IN THIS DOCUMENT.

     Trident, in connection with rendering its opinion:


          o reviewed Twin City's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the three years in the period ended December 31, 1999, including the audited financial statements contained therein; and Twin City's Quarterly Report on Form 10-Q for the three month period ended March 31, 2000;

          o reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Twin City and Citco provided to Trident or publicly available;

          o participated in meetings and telephone conferences with members of senior management of Twin City and Citco concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters Trident believed relevant to its inquiry;

          o reviewed certain stock market information for Twin City common stock and compared it with similar information for certain companies, the securities of which are publicly traded;

          o compared the results of operations and financial condition of Twin City and Citco with that of certain companies which Trident deemed to be relevant for purposes of its opinion;

          o reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which Trident deemed to be relevant for purposes of its opinion;

          o reviewed the agreement dated July 18, 2000 and its schedules and exhibits and certain related documents; and

          o performed such other reviews and analyses as Trident deemed appropriate.

     The oral and written opinions provided by Trident to Twin City were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

     In connection with its review and arriving at its opinion, Trident relied upon the accuracy and completeness of the financial information and other pertinent information provided by Twin City and Citco to Trident for purposes of rendering its opinion. Trident did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Twin City and Citco with the input of their respective managements, as well as projections of cost savings and operating synergies, Trident assumed that this information reflects the best available estimates and judgments of Twin City and Citco as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Trident could formulate its opinion. Neither Twin City nor Citco publicly discloses such internal management projections of the type utilized by Trident in connection with Trident's role as financial advisor to Twin City. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing Twin City and Citco. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     Trident does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Twin City and Citco are adequate to cover such losses. In addition, Trident does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Twin City or Citco, nor was Trident provided with such appraisals. Furthermore, Trident assumes that the merger will be consummated in accordance with the terms set forth in the agreement, without any waiver of any material terms or conditions by Twin City, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Twin City, Trident adjusted the data to reflect full dilution, i.e., the effect of the exercise of all outstanding stock options. In particular, Trident assumes that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

     In connection with rendering its opinion to Twin City's Board, Trident performed a variety of financial and comparative analyses, which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident. Moreover, Trident believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Trident were assigned a greater significance by Trident than any other in deriving its opinion.

     Comparable Transaction Analysis: Trident reviewed and compared financial perform- ance and pricing information for groups of comparable pending and completed thrift merger transactions (through July 6, 2000) it deemed pertinent to an analysis of the merger. The pricingratios for the merger were compared to the average and median ratios of (i) price to last twelve months earnings, (ii) price to tangible book value, (iii) price to capital-adjusted tangible book value and (iv) tangible book value premium to core deposits for each of the following comparable transaction groups:

          o all recent thrift acquisitions in the United States announced within the preceding 12 months ("All Recent Median");

          o all thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median");

          o all pending thrift acquisitions in the United States that have been announced but have yet to close ("All Pending Median");

          o all Southeast thrift acquisitions announced within the preceding 12 months ("Southeast Recent Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $100-$150 Million ("Assets $100mm-$150mm Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $15-$25 Million ("Deal Size $15mm-$25mm Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 90bp-110bp ("ROAA 90bp-110bp Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 7%-11% ("ROAE 7%-11% Median")

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 10%-14% ("Tangible Capital 10%-14% Median")

          o    Guideline  thrift  acquisitions   announced  since  May  1,  1999
               involving acquired thrifts with capital levels and returns on average equity similar to Twin City ("Guideline Median")

     The following table represents a summary analysis of the comparable transactions analyzed by Trident based on the announced transaction values:

                                                                              PRICE/                        TANGIBLE BOOK
                                                              PRICE/         CAPITAL          PRICE/          PREMIUM/
                                                            TANGIBLE         ADJUSTED          LTM              CORE
                                                               BOOK          TANGIBLE       EARNINGS        DEPOSITS (4)
                                                DEALS         VALUE          BOOK (2)          (3)
                                                -------------------------------------------------------------------------

All Recent Median                                73           153.2%         175.3%           21.7x            9.3%

Last 90 Days Median                              14           127.3%         147.1%           15.0x            5.2%

All Pending Median                               36           130.6%         173.0%           19.7x            7.6%

Southeast Recent Median                          10           121.2%         157.0%           26.4x            6.2%

Assets $100mm-$150mm Median                      11           170.4%         198.1%           27.8x            9.9%

Deal Size $15mm-$25mm Median                      6           172.3%         193.4%           22.9x           10.2%

ROAA 90bp-110bp Median                            5           194.6%         230.3%           19.8x           11.7%

ROAE 7%-11% Median                               18           158.1%         179.3%           18.8x            9.1%

Tangible Capital 10%-14% Median                  15           141.0%         190.5%           29.0x            8.5%

Guideline Median                                 13           128.5%         155.4%           25.7x            6.0%


Twin City (1) .....................                           142.8%         164.3%           18.6x            6.3%

-------------
(1)  Twin City pricing data based on per share consideration of $17.15
(2) Price and capital adjusted to eliminate the impact of excess capital (assumes 7% capital is adequate)
(3)  Last 12 months earnings per share
(4)  Tangible book value premium as a percentage of core deposits

     The value of the transaction indicates that the offer made to Twin City falls within the range of similar transactions, represented by the comparable groups, based on multiples of price to last twelve months earnings, price to tangible book values, capital adjusted price to tangible book values, and tangible book value premium to core deposits.

     Discounted Cash Flow Analysis: Trident prepared a discounted cash flow analysis with regard to Twin City's estimated acquisition value through June 2004. This analysis utilized a discount rate of 15%; assumed annual asset growth rates of 3%-5%; assumed return on average assets of 0.83%-1.05%; assumed annual share repurchases of 5%; and assumed terminal earnings multiples of 19 to 24 time earnings. The analyses resulted in a range of present values for Twin City shareholders of between $12.99 and $18.09 for acquisition values. This analysis was based on estimates by Trident in determining the terminal earnings multiples used in projecting Twin City's acquisition value and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend pay-out rates and discount rates.

     Based on the aforementioned analyses and Trident's experience with numerous mergers involving thrift institutions, it is Trident's opinion that the merger consideration to be received by Twin City shareholders in the merger is fair from a financial point of view.

     NO COMPANY USED AS A COMPARISON IN THE ABOVE ANALYSES IS IDENTICAL TO TWIN CITY, CITCO OR THE COMBINED ENTITY AND NO OTHER TRANSACTION IS IDENTICAL TO THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING IS NOT PURELY MATHEMATICAL; RATHER, SUCH ANALYSES INVOLVE COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING DIFFERENCES IN FINANCIAL MARKET AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VOLUME OF THE COMPANIES TO WHICH TWIN CITY, CITCO AND THE COMBINED ENTITY ARE BEING COMPARED.

     IN CONNECTION WITH THE DELIVERY OF ITS OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT, TRIDENT PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH THE ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. TRIDENT DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE OPINION.

     For its financial advisory services provided to Twin City, Trident has been paid fees of $40,000 to date and will be paid an additional fee that will amount to 1.25% of the aggregate consideration received by Twin City stockholders (less the $40,000 previously paid) at the time of closing of the merger. In addition, Twin City has agreed to reimburse Trident for all reasonable out-of-pocket expenses, incurred by it on Twin City's behalf, and to indemnify Trident against certain liabilities, including any which may arise under the federal securities laws.

     Trident/McDonald Investments is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Twin City and/or Citco. As a market maker, Trident may also have purchased and sold the securities of Twin City for Trident's own account and for the accounts of its customers. Additionally, Trident served as Twin City's sales agent in Twin City Federal's mutual-to-stock conversion in 1994, and received total fees and commissions of $227,491 for that transaction.

PAYMENT PROCEDURES

     Citco will appoint an Exchange Agent to facilitate the payment for shares of Twin City common stock and options. Immediately prior to the closing of the merger, Citco will pay to the Exchange Agent sufficient funds so that the Exchange Agent can pay the merger consideration to all remaining shareholders of Twin City and all holders of options to purchase Twin City common stock. No later than five days after the merger is consummated, the Exchange Agent will mail transmittal letters and instructions to all Twin City shareholders and optionholders at their addresses as shown on Twin City's official stock records. Shareholders can then use the transmittal letters to submit their stock certificates for payment. Within three business days after the Exchange Agent receives a properly completed transmittal letter and the applicable stock certificate, the Exchange Agent will mail the payment to the shareholder. If a shareholder has lost his or her stock certificate, the Agreement requires that the shareholder submit an affidavit and a lost certificate indemnity bond in order to receive payment.

     The cash price of $17.15 per share will be paid without interest. Accordingly, shareholders of Twin City should promptly complete and return their transmittal letters as quickly as possible. Transmittal letters will be sent to the addresses used to mail this proxy statement. If you own your stock directly in your own name and you want to update your address, you should immediately contact our transfer agent, Registrar and Transfer Company at 1-800-368-5948. If you own your stock in "street name" through a broker, the Exchange Agent will send the transmittal letter to the record owner of your shares and you will not submit your shares yourself for payment. Instead, you should contact your broker to receive payment.

CLOSING

     The closing of the merger will take place on the last business day of the month in which all regulatory and shareholder approvals have been received and required waiting periods have expired or at such other date and time as the parties agree. In no event, however, can the closing occur until all required regulatory approvals have been obtained and all related waiting periods have expired and Twin City shareholders have approved the Agreement. The parties anticipate that provided all the required consents can be obtained, the merger will close during the fourth quarter of 2000.

CONDITIONS TO COMPLETION OF THE MERGER

     The consummation of the merger will only occur if all of the following conditions are met or waived:

          o    The shareholders of Twin City approve the Agreement.

          o The Board of Governors of the Federal Reserve System, the FDIC and the Tennessee Department of Financial Institutions approve the merger, all related waiting periods have expired and no approval contains any provision which, in the reasonable good faith opinion of Citco would so materially adversely impact the economic or business benefits of the merger so as to render it inadvisable.

          o All other required consents necessary for the completion of the merger have been obtained and no such consent contains any provision which, in the reasonable good faith opinion of Citco, would have a material adverse effect on its anticipated benefits from the merger.

          o There is no court or agency order, injunction or decree which prohibits, restricts or makes illegal the merger.

          o    There are no orders suspending the use of this proxy statement.

          o Trident shall have updated its fairness opinion as of the a date no later than three days prior to the mailing of this proxy statement.

          o The representations and warranties of all of the parties to the Agreement are true and correct on the closing date.

          o All of the agreements and covenants of the parties to the Agreement which are set forth in the Agreement shall have been performed or complied with in all material respects.

          o Each of the directors and executive officers of Twin City and Twin City Federal shall have delivered certain letters to Citco regarding any possible indemnification claims of which they are aware.

          o Citco shall have entered into written amendments to the severance agreements with three individuals who are currently officers of Twin City Federal.

          o Immediately prior to the closing, certain officers of Twin City and Twin City Federal shall have terminated their employment and all related employment or severance agreements and the severance payments such officers receive as a result of such termination shall comply with the dollar limitations set forth in the Agreement.

          o Citco shall have received written confirmation from the contractor for Twin City Federal's Virginia branch that all liabilities to the contractor and all subcontractors have been satisfied and no liens or encumbrances have been placed on the branch property.

          o Citco and Twin City shall have entered into the Stock Option Agreement.

          o Citco shall have delivered to the Exchange Agent sufficient funds to pay the aggregate amount that the shareholders and the optionholders of Twin City are entitled to receive and Twin City shall have received a certificate from the Exchange Agent to that effect.

          o    Other  customary   closing   conditions  are  met,  such  as  the
               requirements for the delivery of customary officers' certificates and attorneys' opinion letters.

RESTRICTIONS ON OPERATIONS

     Pursuant to the Agreement, Twin City and Citco have each agreed to operate their businesses only in the ordinary course, to preserve their business organizations intact, and to maintain good relationships with their employees. Each party has also agreed that it will not take any action that would have an adverse effect on the ability of the parties to obtain all required regulatory approvals and other consents or to perform their respective obligations and agreements under the Agreement. The parties to the Agreement have also agreed to:

          o give prompt written notice to the other parties after becoming aware of any situation that is reasonably likely to have a material adverse effect on it or would cause or represent a material breach of any of its representations and warranties or covenants and to use its best efforts to promptly remedy such situation;

          o make all required reports with the regulatory authorities and, if such reports contain financial statements, the statements must fairly present the financial condition and results of operations of the filer and comply in all material respects with all applicable securities laws;

          o    cooperate in the preparation and mailing of this proxy statement;

          o    cooperate  in  the   preparation   and  filing  of  all  required
               regulatory applications and all other required filings;

          o    use  their  best  efforts  to  take  all  actions   necessary  to
               consummate the transactions contemplated by the Agreement;

          o keep each other apprised of all material developments in their respective businesses;

          o maintain the confidentiality of all confidential information received from the other parties to the Agreement; and

          o    cooperate in the  preparation  and issuance of all press releases
               regarding  the  Agreement  and  the   transactions   contemplated
               thereby.

     Twin City and Twin City Federal have also agreed to take all required corporate action to exempt the proposed transactions from all applicable state anti-takeover laws as well as all applicable anti-takeover provisions in their respective charters and bylaws. The Board of Directors of Twin City also agreed to recommend to shareholders that the Agreement and the merger be approved and to include such recommendation in this proxy statement. The Twin City Board was only obligated to do so, however, if such recommendation was consistent with the Board's fiduciary duties and Trident was able to confirm its opinion that the consideration to be received by shareholders was fair to them from a financial point of view. Trident's updated opinion is included as Appendix C to this proxy statement.

     In addition, Twin City and Twin City Federal have agreed that they will not do any of the following without first having received the prior written consent of Citco, which Citco has agreed will not be unreasonably withheld:

          o amend the charter of bylaws of Twin City, Twin City Federal or any of their subsidiaries;

          o borrow, guarantee or otherwise become obligated to pay any debt, other than in the ordinary course of business consistent with past practices;

          o permit any lien to be placed on any asset of Twin City, Twin City Federal or any of their subsidiaries, except for certain types of liens customarily incurred by financial institutions or liens that had been previously disclosed to Citco;

          o repurchase, acquire or exchange any shares of stock of Twin City, Twin City Federal or any of their subsidiaries other than in the ordinary course of business in connection with employee benefit plans;

          o pay any dividend other than the regular quarterly cash dividend of $0.10 per share;

          o    issue  any  additional   shares  of  capital  stock,   any  stock
               appreciation rights or any option or other right to purchase shares of stock;

          o adjust, split or combine any capital stock of Twin City, Twin City Federal or any of their subsidiaries;

          o sell, lease or otherwise dispose of or encumber any shares of stock of any subsidiary, any investment securities, any loans or any other real estate owned, except, in all instances, in the ordinary course of business;

          o purchase any securities or make any material investment in any party except for purchases of U.S. Treasury securities or U.S. Government agency securities which, in either case, have a maturity of three years or less;

          o acquire direct or indirect control over any party other than in connection with foreclosures or by Twin City Federal acting in its fiduciary capacity;

          o grant any increase in compensation or benefits to any employee or officer except as may be required by law or consistent with past practices;

          o pay any severance or termination pay or bonus arrangement except pursuant to written agreements or policies in effect on the date of the Agreement;

          o amend any severance agreements with officers of Twin City, Twin City Federal or any of their subsidiaries;

          o grant any increase in fees or other increases in compensation and benefits to directors of Twin City, Twin City Federal or any of their subsidiaries;

          o voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits;

          o enter into or amend any employment contract (unless such amendment is required by law) that cannot be unconditionally terminated without liability other than for services rendered at any time before the closing;

          o adopt any new employee benefit plan or make any material change in or to any existing employee benefit plan of Twin City, Twin City Federal or any of their subsidiaries, other than any change that is required by law, is contemplated by the Agreement or, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

          o make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or Generally Accepted Accounting Principles;

          o commence any litigation other than as necessary for the prudent operation of its business or settle any litigation involving any liability of Twin City, Twin City Federal or any of their subsidiaries for material money damages or restrictions upon the operations of such entity;

          o except in the ordinary course of business, modify, amend, or terminate any material contract or waive, release, compromise, or assign any material rights or claim;

          o sell any mortgage loans from their portfolio (any loans which have been held for at least one year or construction loans one year after they have become permanent), or swap residential mortgage loans for mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation without Citco's permission; or

          o make any loan or other extension of credit, or grant any increase in any extension of credit, in the aggregate amount of $250,000 to any borrower or its affiliates.

OTHER ACQUISITION PROPOSALS

     The Agreement provides that, until the Agreement is terminated, Twin City and its representatives and agents may not, directly or indirectly, initiate, solicit or encourage any inquiries or proposals from persons other than Citco to acquire Twin City except as may be required by applicable law (including the fiduciary duties of the Twin City board of directors).

REPRESENTATIONS AND WARRANTIES

     Twin City and Twin City Federal have each made certain representations and warranties in the Agreement. If any of these representations or warranties is materially false on the closing date, Citco has the right to terminate the Agreement and not proceed with the merger. The principal representations and warranties relate to: (i) the due organization, good standing and corporate power of Twin City; (ii) Twin City's and Twin City Federal's authority to enter into the Agreement; (iii) Twin City's capital stock; (iv) subsidiaries of Twin City; (v) Twin City's financial statements; (vi) the absence of any undisclosed liabilities; (vii) the absence of certain changes or events; (viii) certain tax matters; (ix) material assets; (x) certain environmental matters; (xi) Twin City, Twin City Federal's and their subsidiaries compliance with laws; (xii) labor relations; (xiii) employee benefit plans; (xiv) material contracts; (xv) legal proceedings; (xvi) regulatory reports; (xvii) the truth and accuracy of the information contained herein; (xviii) regulatory matters; (xix) state takeover laws; (xx) anti-takeover provisions in Twin City's charter and bylaws;
(xxi) the execution of the support agreements; (xxii) derivatives; (xxiii) Year 2000 matters; (xxiv) Twin City's stock records; and (xxv) transactions between directors and officers and Twin City.

     Citco and Citizens Bank also have each made certain representations and warranties in the Agreement. If any of these representations or warranties is materially false on the closing date, Twin City has the right to terminate the Agreement and not proceed with the merger. The principal representations and warranties relate to: (i) the due organization, good standing and corporate power of Citco; (ii) Citco and Citizens Bank's authority to enter into the Agreement; (iii) subsidiaries of Citco; (iv) Citco's and its subsidiaries compliance with laws; (v) the truth and accuracy of the information contained herein; and (vi) regulatory matters.

REGULATORY APPROVALS

     In order for the merger and the bank merger to occur, the Board of Governors of the Federal Reserve System, the FDIC and the Tennessee Department of Banking must all approve the transaction. Citco has filed applications with the Federal Reserve Board, the FDIC and Tennessee Department of Banking. The Office of Thrift Supervision which regulates Twin City and Twin City Federal has also been notified of the merger as required by OTS regulations.

     Because Twin City Federal is not a bank, Federal Reserve Board regulations treat the merger as a non-bank acquisition by Citco. In reviewing non-bank acquisitions, the Federal Reserve Board must determine whether the proposed acquisition will produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). In making this determination, the Federal Reserve Board will evaluate the financial and managerial resources of Citco, including its subsidiaries and Twin City, the effect of the merger on those resources and the management expertise, internal control and risk management systems and capital of Twin City. The Federal Reserve Board declined to waive the application requirement to allow it to more fully consider the effects of the merger.

     The FDIC and the Department of Banking will consider several factors when reviewing the merger of Twin City Federal into Citizens Bank, including the competitive effects of the transaction, the managerial and financial resources and future prospects of the existing and resulting institutions, and the effect of the transaction on the convenience and needs of the communities to be served.

     The Community Reinvestment Act of 1977 ("CRA") also requires that the FDIC, in deciding whether to approve the merger of the two banks, assess their records of performance in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. Both Twin City Federal and Citizens Bank received satisfactory ratings in their most recent CRA examinations. FDIC regulations provide for publication of notice and an opportunity for public comment on the application for the merger of Twin City Federal and Citizens Bank. As part of the review process, it is not unusual for the FDIC to receive protests and adverse comments from community groups and others. The receipt by the FDIC of comments on the application, or a decision to hold a meeting or hearing, as permitted under FDIC regulations, could prolong the period during which the merger of the two banks is subject to review by the FDIC. As of the date of this proxy statement, Twin City is not aware of any protests, adverse comments or requests for a meeting or hearing filed with the FDIC concerning the merger of the banks. The bank merger may not take place for a period of 15 to 30 days following FDIC approval, during which time the Department of Justice has authority to challenge the bank merger on antitrust grounds. The precise length of the period will be determined by the FDIC in consultation with the Department of Justice. The commencement of an antitrust action would stay the effectiveness of any approval granted by the FDIC unless a court specifically orders otherwise.

     As of the date of this proxy statement, Citco has not obtained any regulatory approvals. The merger of Twin City and Citco cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement that causes such approvals to fail to satisfy the conditions set forth in the Agreement and described under "--Conditions to the Merger."

     Citco is not aware of any other regulatory approvals that would be required for completion of the mergers, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Twin City shareholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

TERMINATION OF THE AGREEMENT.

     The Agreement may be terminated on or at any time prior to the closing date by the mutual written consent of Twin City and Citco. In addition, the Agreement may be terminated by Citco or Twin City (provided that the terminating party is not then in breach of the Agreement):

          o in the event of an inaccuracy of any representation or warranty (other than a de minimus error) of the other party contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy;

          o in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

          o in the event any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal;

          o if shareholders of Twin City fail to approve the Agreement at the special meeting;

          o in the event that the merger shall not have been completed by December 31, 2000 or such later date as may be necessary to finalize any required regulatory approvals or waiting periods, provided that the delay is not caused by any breach of the Agreement by the party electing to terminate; or

          o in the event that any of the conditions precedent to the obligations of the terminating party to consummate the merger cannot be satisfied by December 31, 2000 provided that the terminating party is not in breach of any representation or warranty or in material breach of any covenant or obligation contained in the Agreement.

     If the Agreement is terminated it shall generally become void, and there shall be no further liability on the part of Twin City, Twin City Federal, Citco or Citizens Bank to any other parties to the Agreement, except for any liability arising out of any willful breach of any provision of the Agreement.

AMENDMENT OF THE AGREEMENT

     The Agreement may be amended by the respective boards of directors of the parties at any time before or after approval of the Agreement by Twin City's shareholders. Any amendment to the Agreement after shareholders have approved the Agreement that would decrease the price to be received or change the form of consideration would require a resolicitation of shareholders.

WAIVER OF PERFORMANCE OF OBLIGATIONS

     Either Twin City or Citco may, by a signed writing, give any consent, take any action with respect to the termination of the Agreement or otherwise, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the Agreement.

ACCOUNTING TREATMENT

     Citco will account for the merger under the purchase method of accounting. This means that Citco and Twin City will be treated as one company as of the date of the merger and Citco will record the fair value of Twin City's assets and liabilities on its financial statements. Citco will record the excess of its purchase price over the fair value of Twin City's identifiable net assets as goodwill.

EXPENSES

     Whether or not the merger is completed, Twin City and Citco will each pay their own fees and expenses, except that in the event a party violates a material provision of the Agreement which remains uncured, the violating party will be responsible for the costs and expenses incurred by the other party in connection with the merger.

TAX CONSEQUENCES TO SHAREHOLDERS

     The  following  is  a  discussion  of  the  material   federal  income  tax
consequences of the merger to certain holders of Twin City common stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the Twin City common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Twin City shareholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

     The receipt of cash for Twin City common stock in connection with the merger will be a taxable transaction for federal income tax purposes to shareholders receiving such cash, and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the Twin City common stock owned by you at the time of the merger and the amount of cash you receive for your Twin City shares. Your gain or loss will be a capital gain or loss if your Twin City common stock is a capital asset to you.

     The cash payments the holders of Twin City common stock will receive upon their exchange of the Twin City common stock pursuant to the merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 31% of the cash payments to holders of Twin City common stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, a holder of Twin City common stock must provide the third-party exchange agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

     Neither Citco nor Twin City has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Twin City's shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Twin City shareholders with respect to any of the tax effects of the merger to shareholders.

     THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX
CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, PERSONS CONSIDERING THE MERGER ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

DISSENTERS' APPRAISAL RIGHTS

     Under Tennessee law, if you do not wish to accept the cash payment provided for in the Agreement, you have the right to dissent from the merger and obtain payment for the fair value of your shares. TWIN CITY SHAREHOLDERS ELECTING TO DO SO MUST COMPLY WITH THE PROVISIONS OF SECTION 48-23-201 ET SEQ OF THE TENNESSEE BUSINESS CORPORATION ACT IN ORDER TO PERFECT THEIR RIGHTS. TWIN CITY WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. A copy of the applicable statutes is attached as Appendix D.

     The following is intended as a brief summary of the material provisions of the Tennessee statutory procedures required to be followed by a Twin City shareholder in order to dissent from the merger and obtain payment of the fair value of such shares. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 48-23-201 of the Tennessee Business Corporation Act, the full text of which appears in Appendix D of this proxy statement.

     Section 48-23-201 requires that if a proposed corporate action creating dissenters' rights is put to a vote of shareholders at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of the applicable statutory provisions. This proxy statement constitutes Twin City's notice to its shareholders of the availability of dissenters' rights in connection with the merger in compliance with the requirements of Section 48-23-201. If you wish to consider exercising your dissenters' rights you should carefully review the text of the statutory provisions contained in Appendix D because failure to timely and properly comply with the requirements of these provisions will result in the loss of your rights under Tennessee law.

     If you elect to demand appraisal of your shares, you must satisfy both of the following conditions:

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

          o You must deliver to Twin City a written demand for the payment of the fair value for your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for payment within the meaning of Tennessee law.

          o You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for payment of fair value.

     If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Twin City common stock as provided for in the Agreement but will have no dissenters' rights with respect to your shares of Twin City common stock.

     All demands for payment of fair value should be addressed to __________, Twin City Bancorp, Inc., 310 State at Edgemont, Bristol, Tennessee 37620, before the vote on the merger is taken at the special meeting. A record shareholder may assert dissenters' rights for fewer than all of the shares of Twin City common stock registered in his or her name only if such holder dissents with respect to all shares beneficially owned by any one person and notifies Twin City in writing of the name and address of each person on whose behalf he or she is asserting dissenters' rights. If a record shareholder holds shares that are beneficially owned by two or more parties who do not all seek to assert dissenters' rights, such record shareholder's rights are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares of Twin City common stock held on his behalf only if:

          o    the   beneficial   holder   submits   to  Twin  City  the  record
               shareholder's written consent to the dissent prior to the special meeting; and

          o he or she does so with respect to all shares of Twin City common stock he or she beneficially owns or has power to direct the vote.

     Within ten days after the date Twin City shareholders approve the Agreement and the merger, Twin City (or Citco, if the merger has already been consummated), must send a written dissenters' notice to all shareholders who have properly perfected their dissenters' rights. This notice must:

          o state where a payment demand must be sent and where and when certificates for the shares must be deposited;

          o inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          o supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the principal terms of the merger and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

          o set a date by which Twin City (or Citco) must receive the payment demand, which date may not be less than one month or greater than two months after the date this notice is delivered; and

          o be accompanied by a copy of the Tennessee dissenters' rights statutes if the copy has not previously been provided.

A shareholder sent this dissenters' rights notice must demand payment and make the required certification before the deadline that will be specified in the notice. A dissenting shareholder must also deposit his or her certificates for the shares of Twin City common stock owned in accordance with the procedures specified in the notice. Twin City may restrict the transfer of uncertificated shares from the date the demand for payment is received until the date the merger closes. If the merger does not close within two months of the deadline for submitting the demand for payment, the restrictions will lapse. A shareholder who complies with all of these requirements within the required time periods retains all other rights as a shareholder until these rights are cancelled or modified by the closing of the merger. A shareholder who does not demand payment or deposit his or her stock certificates by the within the required time periods is not entitled to continue to seek payment pursuant to these procedures. ONCE A DEMAND FOR PAYMENT HAS BEEN FILED BY SHAREHOLDER, IT MAY NOT BE WITHDRAWN UNLESS TWIN CITY (OR CITCO AS THE SURVIVING CORPORATION IN THE MERGER) CONSENTS TO THE WITHDRAWAL.

     As soon as the merger is closed, or upon receipt of a payment demand, whichever is later, Citco will pay each dissenter who complied with all applicable statutory provisions the amount Citco estimates to be the fair value of such shares, plus accrued interest, from the effective date of the merger. The "fair value" of the shares means the value of such shares immediately before the close of the merger. This payment must be accompanied by:

          o Twin City's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

          o    a statement of the estimate of the fair value of the shares;

          o    an explanation of how interest was calculated;

          o a statement of the shareholder's right to reject such offer and provide his or her own estimate to Citco of the fair value of such shares (which counteroffer Citco is not obligated to take) as well as the procedures and deadlines for doing so; and

          o a copy of the dissenters' rights statutes if not previously provided.

If the merger is not closed within two months after the deadline for submitting a demand for payment and depositing stock certificates, Twin City will be obligated to return any deposited certificates and release any transfer restrictions. If the merger subsequently closes, Citco will be obligated to send a new dissenters' rights notice and repeat the payment demand procedures described above.

     In the event that a dissenting shareholder acquired the shares of Twin City common stock on or after the date that the proposed merger was first announced, Twin City (or Citco) may choose to withhold payment of the estimated fair value of such shareholder's shares. If Twin City (or Citco) elects to do so, after the merger is closed, Citco shall be obligated to pay to such shareholder or shareholders an amount equal to the estimated fair value of such shares plus interest to any such shareholder who agrees to accept it in full satisfaction of his or her demand. Citco will be obligated to send with its offer a statement of its estimate, an explanation of how interest was calculated and a statement of the shareholder's right to reject such offer and provide his or her own estimate of the fair value of the shares.

     If a dissenting shareholder is not satisfied with Citco's fair value determination, the shareholder may notify Citco in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of that amount (less any payment previously paid to such shareholder); or, in the case of a shareholder who acquired his or her shares of Twin City common stock after the date of the first public announcement of the merger, the shareholder may reject written offer made by Citco and demand payment of the fair value of his or her shares, along with interest, in either case only in the following circumstances:

          o The dissenter believes that the amount paid or offered to be paid is less than the fair value of his or shares or that the interest was incorrectly calculated;

          o Citco fails to make payment within two months after the date set for demanding payment; or

          o Twin City and Citco have not merged and Twin City has not returned the deposited certificates or released the transfer restrictions on uncertificated securities within two months of the date for demanding payment.

A dissenter waives his right to reject payment or the offer of payment unless he provides written notification of his or her objection within one month after Citco made or offered payment.

     If a demand for payment remains unsettled, Citco is required to commence a proceeding within two months after receiving the payment demand and petition the court to determine the fair value of the shares and the accrued interest. If it does not do so, it will be required to pay to each dissenter whose demand remains unsettled, the amount such dissenter has demanded. The legal action must be commenced in a court of record having equity jurisdiction in the county where Citco's principal office is located (Carter County). All dissenters whose claims remain unsettled must be made party to the proceeding and all parties must be served with a copy of the proceeding although non-residents may be served by registered or certified mail or by publication. This court will have exclusive jurisdiction over the matter.

     The court may appoint one or more persons as appraisers to receive evidence and recommend a decision as to the fair value of the shares. Each dissenter made a party to the proceeding is entitled to a judgment:

          o for the amount by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount previously paid by Citco; or

          o    for  the  fair  value,  plus  accrued  interest,  of  his  or her
               after-acquired   shares  for  which  Citco  elected  to  withhold
               payment.

The court will also determine all costs resulting from the proceeding. The court will generally require that Citco pay all costs, except that the court may assess the costs against some or all of the dissenters, in amounts the court believes to be fair, to the extent that the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds to be fair:

          o against Citco and in favor of all dissenters if the court finds that Twin City or Citco did not substantially comply with the requirements of the Tennessee dissenters' rights statutes; or

          o against either Citco or a dissenter, in favor of another party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights of the parties set forth in the Tennessee dissenters' rights statutes.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not reasonably be assessed against Citco, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to all of the dissenters who were benefited.

     In view of the complexity of these provisions, Twin City shareholders who may wish to dissent from the merger and pursue these rights should consult their legal advisors.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some members of Twin City's directors and officers may have interests in the merger that are in addition to, or different from the interests of shareholders. The Board of Directors was aware of these interests and considered them in approving the Agreement.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST CLAIMS. For a period of six years from the Effective Time, Citco has agreed to indemnify and hold harmless each present and former director and officer of Twin City from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger to the fullest extent permitted, but as may be limited, by Tennessee law. As a condition to closing each director and executive officer of Twin City must deliver a letter to Citco stating that they have no claims for indemnification under Twin City's or Twin City Federal's Charter or Bylaws. All rights to indemnification with respect to a claim asserted within the six-year period shall continue until final disposition of the claim. This indemnification includes but is not limited to liability arising out of the transactions contemplated by the Agreement. Citco has agreed to advance any costs to each of these persons as they are incurred. Citco has also agreed to provide directors' and officers' liability insurance coverage for the benefit of Twin City's directors and officers for six years following consummation of the merger by purchasing continuation coverage under Twin City's existing directors' and officers' liability policy provided that the one-time premium for such policy does not exceed $15,000 and such insurance can be reasonably obtained.

     CONVERSION OF STOCK OPTIONS. At the effective time, each unexercised option to purchase shares of Twin City common stock will be converted into the right to receive in cash an amount equal to the difference between $17.15 and the exercise price of each option multiplied by the number of shares of Twin City common stock subject to the option. As of June 30, 2000, the directors and executive officers of Twin City held options to purchase a total of 107,133 shares of Twin City common stock. The following table reflects the number of options, the weighted average exercise price of the options and the amounts payable to each director and executive officer upon cancellation of their stock options based on the per share merger consideration of $17.15.

                                      NUMBER OF SECURITIES   WEIGHTED AVERAGE
NAME OF DIRECTOR                          UNDERLYING         EXERCISE PRICE PER    NET PROCEEDS UPON
OR EXECUTIVE OFFICER                  UNEXERCISED OPTIONS          SHARE            CANCELLATION
--------------------                  -------------------          -----            ------------
Thad R. Bowers                              33,690               $  9.33             $263,456
Paul R. Wohlford                             6,738                  9.33               52,691
William C. Burriss, Jr.                      6,738                  9.33               52,691
Sid Oakley                                   6,738                  9.33               52,691
John M. Vann                                 2,694               12.8125                7,595
Robert C. Glover                            10,107                  9.33               79,037
John M. Wolford                             10,107                  9.33               79,037
Michael H. Phipps                           10,107                  9.33               79,037
Judith O. Bowers                            10,107                  9.33               79,037
Joyce S. Rouse                              10,107                  9.33               79,037

     CHANGE-IN-CONTROL SEVERANCE PLAN. Twin City's change-in-control severance plan provides severance benefits to full-time employees who are terminated within one year after a change in control. Employees covered by a separate employment or severance agreement are not eligible to participate the plan. Eligible employees are entitled to two weeks salary at the employee's existing salary rate for every full year of employment. Benefits are limited to a maximum of 26 weeks salary and a minimum of four weeks salary.

     EMPLOYMENT AND SEVERANCE AGREEMENTS. Twin City Federal is party to an employment agreement with Mr. Bowers, which provides for a severance payment equal to 2.99 times his "base amount," as defined in the Internal Revenue Code following his termination in connection with a "change in control" of Twin City, as defined in the agreement. Twin City Federal is also party to severance agreements with Messrs. Glover, Wolford and Phipps and Mss. Bowers and Rouse which each provide for severance payouts equal to 1.5 times their respective base amounts upon their termination in connection with a change in control. The merger constitutes a change in control of Twin City. The Agreement recognizes that Mr. Bowers, Ms. Bowers and Ms. Rouse will become entitled to their severance payments as a result of the Merger. The Agreement further provides that Twin City and Twin City Federal will use their reasonable best efforts to obtain the consents of Mr. Bowers, Ms. Bowers and Ms. Rouse to the termination of their respective employment and severance agreements as of the effective time and shall pay them the amounts to which they would be entitled under their agreements upon their termination in connection with a change in control. It is a condition to Citco's obligation to close that the payments to Mr. Bowers, Ms. Bowers and Ms. Rouse shall not exceed $564,712, $97,241 and $122,159, respectively, for a total payment of no more than $784,112 provided the closing shall have occurred prior to December 31, 2000. Messrs. Glover, Wolford and Phipps have been offered employment with Citizens Bank following the Merger and Mr. Bowers has been offered a seat on the Citizens Bank board of directors. Citco's obligation to close is conditioned on Messrs. Glover, Wolford and Phipps entering into amendments to their severance agreements providing that their employment by Citco on the terms provided will not trigger a termination payment under their existing agreements.

     EMPLOYEE BENEFIT PLANS. After the effectiveness of the merger, Citco has agreed to provide generally to Twin City's officers and employees who became employees of Citco or its subsidiaries, employee benefits under employee benefit plans (other than stock option or other plans which would involve the issuance of Citco common stock) on terms and conditions which when taken as a whole are substantially similar to these currently provided by Citco and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) service under qualified defined benefit and defined contribution plans of Twin City will be treated as service under any defined benefit and defined contribution plans of Citco. Prior to the effective time, Twin City must give written notice of its withdrawal from participation in the Financial Institutions Retirement Fund multiple employer pension plan as of the earliest practicable date after the effective time. To the extent that costs associated with such withdrawal exceed $75,000, the Exchange Price will be adjusted so that the aggregate amount payable to holders of Twin City common stock and options will be reduced by the amount by which such costs exceed $75,000. Twin City has given notice of its withdrawal from the Financial Institutions Retirement Fund but has not been advised what the costs of withdrawal will be. With respect to Twin City's defined contribution 401(k) plan, such plan will either be terminated or merged into a similar plan offered by Citco.

     EMPLOYEE STOCK OWNERSHIP PLAN. Prior to the consummation of the merger, Twin City will take appropriate steps to terminate its ESOP. After consummation of the merger, the ESOP will repay the outstanding balance of its loan and allocate any surplus cash to the accounts of ESOP participants in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the ESOP.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND LIFE INSURANCE POLICY. The Bank entered into a supplemental executive retirement agreement with Mr. Bowers effective January 1, 1995. The agreement entitles Mr. Bowers to ten annual payments upon the termination of his employment for a reason other than death or just cause. The annual payments that Mr. Bowers will receive are equal to 60% of the average of his highest five years' compensation less an annual offset amount. The offset amount is the sum of his primary Social Security benefit at age 62, plus 1/10th of the value of his awards under the Management Recognition Plan (adjusted for increase in the Consumer Price Index since the date of grant) plus the straight life annuity value of his pension under the Bank's defined benefit pension plan. Within ten days following a change-in-control, Mr. Bowers is entitled to receive a lump sum payment equal to the present value of the benefits to which he is entitled. Citco has agreed to honor the terms of the supplemental executive retirement agreement provided that if the lump sum payable to Mr. Bowers exceeds $375,000, the merger price will be adjusted so that the aggregate amount payable to holders of Twin City common stock and options to acquire Twin City common stock is reduced by the amount of the payment in excess of $375,000. The Bank has also agreed to assign to Mr. Bowers its interest in a $31,986 insurance policy on his life upon his termination of employment.

     SUPPORT AGREEMENTS. As a condition to Citco's entering into the Agreement, each of Twin City's directors and Senior Vice President Judith O. Bowers was required to enter into a Support Agreement with Citco. The Support Agreements obligate the directors and Ms. Bowers to vote their shares in favor of the Agreement and the Merger and to vote against any competing acquisition proposal. Except as otherwise may be required by their fiduciary duties, each director has agreed to vote as a director in favor of the Merger. The directors and Ms. Bowers have agreed not to exercise dissenters' rights and not to dispose of their shares except by operation of law, by bona fide gift to a family member or to a person who agrees to be bound by the Support Agreement. Each of the directors and Ms. Bowers have further agreed that for a period of 18 months after the effective time of the merger, they will not serve as a management official or consultant to, or become a major shareholder in another financial institution having an office in any county in which Twin City Federal has an office.

                           THE STOCK OPTION AGREEMENT

     The following summary of the Stock Option Agreement is qualified by reference to the complete text of the agreement, which is incorporated by reference and attached as Appendix B.

GENERAL

     On the day after Citco and Twin City entered into the Agreement and as an important inducement to Citco entering into the Agreement, Twin City also entered into the Stock Option Agreement. Under the Stock Option Agreement, Twin City granted to Citco an irrevocable option to purchase up to 223,156 shares of Twin City common stock at a price per share of $15.50. The exercise price and number of option shares are subject to certain anti-dilution and other adjustments specified in the Stock Option Agreement. The option is exercisable in the circumstances described below.

EFFECT OF OPTION

     The option is intended to make it more likely that the merger will be completed on the agreed terms and to compensate Citco for its efforts and costs in case the merger is not completed under circumstances generally involving a third party proposal for a business combination with Twin City. The option, if exercised, would significantly increase the cost to a third party of acquiring Twin City. Among other effects, the option could also prevent an alternative business combination with Twin City from being accounted for as a
"pooling-of-interests." The option may therefore discourage proposals for alternative business combinations with Twin City, even if a third party were prepared to offer Twin City shareholders consideration with a higher market value than the $17.15 per share to be paid for Twin City common stock in the merger.

EXERCISE OF THE STOCK OPTION

     Citco can exercise the option in whole or in part at any time after the occurrence of a "purchase event" and prior to termination of the option.

     Generally, the right to exercise the option terminates upon the earliest of:

          o    completion of the merger;

          o 15 months after the first occurrence of a purchase event (or if, at the expiration of such 15 months, after the first occurrence of a Purchase Event, the option cannot be exercised by reason of any applicable judgment, decree, order, law, or regulation, 30 business days after such impediment to exercise shall have been removed);

          o 18 months after the date of the Stock Option Agreement, although in the event a court or regulatory authority order is in place that would prevent the exercise of the option, such date shall be extended for the period that such order is in place.

     For purposes of the Stock Option Agreement, a "purchase event" means termination of the Agreement by Citco in the following circumstances:

          o by Citco (provided that it is not in breach of any representation or warranty contained in the Agreement) in the event of an inaccuracy of any representation or warranty of Twin City contained in the Agreement which cannot or has not been cured within 30 days after giving written notice to Twin City;

          o by Citco (provided it is not in breach of any representation or warranty contained in the Agreement) in the event of a material breach by Twin City of any covenant or agreement which cannot be or has not been cured within 30 days of Citco giving written notice to Twin City of the breach;

          o by Citco if the shareholders of Twin City do not approve the Agreement at the special meeting; or

          o by Citco (provided it is not then in breach of any representation or warranty in the Agreement or in material breach of any covenant or agreement) in the event that any of the conditions precedent to its obligation to close the merger cannot be satisfied or fulfilled by December 31, 2000;

provided that a purchase event will not be deemed to occur unless and until Twin City enters into a definitive agreement with a third party with respect to an "Acquisition Proposal" or an "Acquisition Proposal" shall have been consummated during the 12 months following the termination of the Stock Option Agreement. For purposes of the Stock Option Agreement, the term "Acquisition Proposal" is defined as any tender offer or exchange offer for more than 25% of the outstanding equity securities of Twin City or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving Twin City or any of its subsidiaries or the acquisition of 25% equity interest in, or 25% of the assets of, Twin City or any of its subsidiaries.

REPURCHASE ELECTION

     The Stock Option Agreement further provides that Twin City or its successors, is required to repurchase the option (or shares of Twin City common stock for which Citco has received upon full or partial exercise of the Stock Option) if requested to do so by Citco. Such a request can only be made after the occurrence of a "repurchase event" and ending 12 months thereafter. A repurchase event is defined in the Stock Option Agreement to mean the date of a Purchase Event.

     The repurchase price for the Option will be equal to the excess, if any, of
(i) the "Applicable Price" as of the request date over (ii) the purchase price of the option (subject to adjustment), multiplied by the number of shares for which the Twin City stock option may then be exercised. The repurchase price for any shares acquired upon full or partial exercise of the option will be the Applicable Price as of the request date multiplied by the number of shares owned directly or indirectly by Citco. For purposes of the Stock Option Agreement, the term "Applicable Price" is defined as the highest of:

          o the highest price per share paid pursuant to a tender offer or exchange offer for shares of Twin City common stock after the date of the Stock Option Agreement and on or prior to the request date;

          o the highest price per share to be paid by any third party for shares and in each case pursuant to an agreement with respect to an Acquisition Proposal with Twin City entered into on or prior to the request date; or

          o the highest bid price per shares as quoted on Nasdaq or, if the shares are not then quoted on Nasdaq, on the principal trading market on which the shares are traded as reported by a recognized source during the 60 days preceding the request date.

If the consideration to be offered paid or received pursuant to either of the first two bullet items is other than cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Citco and reasonably acceptable to Twin City.

                   PRINCIPAL HOLDERS OF TWIN CITY COMMON STOCK

     The following table provides you with information regarding ownership of Twin City common stock by directors, executive officers and any person or group Twin City knows to beneficially own more than 5% of its outstanding common stock. The information is as of the Record Date. Information about persons or groups who own beneficially more than 5% of Twin

City's common stock is based on filings with the Securities and Exchange Commission on or before the Record Date.

                                                         AMOUNT AND                PERCENT OF
                                                          NATURE OF                 SHARES OF
NAME AND ADDRESS                                         BENEFICIAL                COMMON STOCK
OF BENEFICIAL OWNER                                     OWNERSHIP (1)             OUTSTANDING (2)
-------------------                                     -------------             ---------------
PRINCIPAL SHAREHOLDERS
----------------------

Twin City Bancorp, Inc.
Employee Stock Ownership Plan
310 State Street
Bristol, Tennessee  37620                                 97,835 (3)                   8.72%

Robert L. and Elinor M. Baker
4892 Weaver Pike
Bluff City, Tennessee  37618                             105,000                       9.36

Thad R. and Judith O. Bowers
14 Yorkshire
Bristol, Tennessee 37620                                 120,047 (4)                  10.30

Citco Community Bancshares, Inc.
300 Broad Street
Elizabethton, Tennessee  37643                           223,156 (5)                  16.60

MANAGEMENT
----------

Thad R. Bowers                                           120,047 (4)                  10.30
William C. Burriss, Jr.                                   56,438                       5.00
Sid Oakley                                                17,321                       1.54
John M. Vann                                               5,094                       0.45
Paul R. Wohlford                                          19,005                       1.68

All directors and executive
  officers as a group (10 persons)                       347,577 (6)                  28.29

___________
(1) A person is considered the beneficial owner of any shares of the Twin City common stock (1) over which he or she has or shares voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days from the Record Date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(2) In calculating percentage ownership for a given individual or group of individuals, the number of shares of the Twin City common stock outstanding includes unissued shares subject to options exercisable within 60 days of the Record Date held by that individual or group.
(3) Includes 43,786 shares which have been allocated to the accounts of participants. The ESOP trustees, including Directors Burriss, Oakley, Wohlford and Vann, vote all allocated shares in accordance with instructions of the participants; unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by Twin City's Board of Directors.
(4) Includes 43,797 shares which Mr. and Mrs. Bowers had a right to purchase pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(5) Consists of shares which Citco may have the right to acquire under the Option Agreement. For more information, see "THE STOCK OPTION AGREEMENT." These shares cannot be voted at the Special Meeting.
(6) Excludes 54,049 unallocated shares held by the ESOP. Includes 107,133 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

                                  OTHER MATTERS

     Twin City's board of directors is not aware of any business to come before the Twin City special meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the special meeting, it is intended that proxies will be voted in accordance with the determination of a majority of the board of directors provided, however, if a proposal to adjourn the special meeting is properly presented, a proxy will not have discretion to vote in favor of the adjournment proposal any shares of common stock which have been voted against approval and adoption of the merger agreement.

                              SHAREHOLDER PROPOSALS

     In the event that the merger is not approved by shareholders at the special meeting, Twin City expects it would hold its next annual meeting of shareholders in May, 2001. In order to be eligible for inclusion in Twin City's proxy materials for such meeting, any shareholder proposal to take action at such meeting must be received at Twin City's main office at 310 State at Edgemont, Bristol, Tennessee, 37620, no later than December 16, 2000. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     Shareholder proposals, other than those submitted pursuant to the Securities Exchange Act of 1934, as amended, must be delivered or mailed, in the form prescribed by Twin City's Charter to the Assistant Secretary of Twin City at the above address not fewer than 30 days nor more than 60 days prior to any meeting; provided, however, that if notice or public disclosure of the meeting is effected fewer than 40 days before the meeting, such written notice shall be delivered or mailed, as prescribed, to the Assistant Secretary of Twin City not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       JOANNE STURGILL
                                       ASSISTANT SECRETARY

Bristol, Tennessee
_____________, 2000

                                                                      Appendix A



             AGREEMENT AND PLAN OF MERGER

                    BY AND BETWEEN

               TWIN CITY BANCORP, INC.,

           TWIN CITY FEDERAL SAVINGS BANK,

          CITCO COMMUNITY BANCSHARES, INC.,

                        AND

                    CITIZENS BANK


              DATED AS OF JULY 18, 2000

                   TABLE OF CONTENTS

                                                  Page
                                                  ----

ARTICLE 1
            TRANSACTIONS AND TERMS OF MERGER. . . . . 1
            1.1   Merger. . . . . . . . . . . . . . . 1
            1.2   Time and Place of Closing . . . . . 2
            1.3   Effective Time. . . . . . . . . . . 2
            1.4   Execution of Support Agreements . . 2
            1.5   Right to Revise Transaction . . . . 2

ARTICLE 2
            EFFECT OF MERGER. . . . . . . . . . . . . 2
            2.1   Charters. . . . . . . . . . . . . . 2
            2.2   Bylaws. . . . . . . . . . . . . . . 3
            2.3   Directors and Officers. . . . . . . 3

ARTICLE 3
            MANNER OF CONVERTING SHARES AND OPTIONS . 3
            3.1   Conversion of Shares and Options. . 3
            3.2   Anti-Dilution Provisions. . . . . . 4
            3.3   Shares Held by TCB or Citco . . . . 4
            3.4   Dissenting Shareholders . . . . . . 4

ARTICLE 4
            EXCHANGE OF SHARES. . . . . . . . . . . . 4
            4.1   Exchange Procedures . . . . . . . . 4
            4.2   Rights of Former TCB Shareholders . 5

ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF TCB . . 5
            5.1   Organization, Standing, and Power . 5
            5.2   Authority; No Breach By Agreement . 6
            5.3   Capital Stock . . . . . . . . . . . 7
            5.4   TCB Subsidiaries. . . . . . . . . . 7
            5.5   Financial Statements. . . . . . . . 8
            5.6   Absence of Undisclosed Liabilities. 8
            5.7   Absence of Certain Changes
                   or Events. . . . . . . . . . . . . 8
            5.8   Tax Matters . . . . . . . . . . . . 9
            5.9   Assets. . . . . . . . . . . . . . .10
            5.10  Environmental Matters . . . . . . .11
            5.11  Compliance with Laws. . . . . . . .12

            5.12  Labor Relations . . . . . . . . . .12
            5.13  Employee Benefit Plans. . . . . . .13
            5.14  Material Contracts. . . . . . . . .15
            5.15  Legal Proceedings . . . . . . . . .16
            5.16  Reports . . . . . . . . . . . . . .16
            5.17  Statements True and Correct . . . .16
            5.18  Regulatory Matters. . . . . . . . .16
            5.19  State Takeover Laws . . . . . . . .17
            5.20  Charter Provisions. . . . . . . . .17
            5.21  Support Agreements. . . . . . . . .17
            5.22  Derivatives . . . . . . . . . . . .17
            5.23  Year 2000 . . . . . . . . . . . . .17
            5.24  Stock Records . . . . . . . . . . .17
            5.25  Certain Interests . . . . . . . . .18

ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF CITCO
            AND CITIZENS BANK . . . . . . . . . . . .18
            6.1   Organization, Standing, and Power .18
            6.2   Authority; No Breach By Agreement .18
            6.3   Citco Subsidiaries. . . . . . . . .19
            6.4   Compliance with Laws. . . . . . . .19
            6.5   Statements True and Correct . . . .20
            6.6   Regulatory Matters. . . . . . . . .20

ARTICLE 7
            CONDUCT OF BUSINESS PENDING
              CONSUMMATION . . . . . . . . . . . . . 21
            7.1   Affirmative Covenants of
                   Both Parties. . . . . . . . . . . 21
            7.2   Negative Covenants of TCB and TCF. 21
            7.3   Adverse Changes in Condition . . . 23
            7.4   Reports. . . . . . . . . . . . . . 23

ARTICLE 8
            ADDITIONAL AGREEMENTS. . . . . . . . . . 24
            8.1   Proxy Statement; Shareholder
                   Approval. . . . . . . . . . . . . 24
            8.2   Applications . . . . . . . . . . . 24
            8.3   Filings with State Offices . . . . 24
            8.4   Agreement as to Efforts to
                   Consummate. . . . . . . . . . . . 25
            8.5   Investigation and Confidentiality. 25
            8.6   State Takeover Laws. . . . . . . . 26
            8.7   Press Releases . . . . . . . . . . 26
            8.8   Charter Provisions . . . . . . . . 26
            8.9   Employee Benefits and Contracts. . 26

            8.10  Indemnification and Insurance . . .27
            8.11  Certain Modifications . . . . . . .28
            8.12  Termination of Plans. . . . . . . .29
            8.13  ESOP. . . . . . . . . . . . . . . .29
            8.14  Sole Agreement to Merge or Sell . .30

ARTICLE 9
            CONDITIONS PRECEDENT TO OBLIGATIONS TO
            CONSUMMATE . . . . . . . . . . . . . . . 30
            9.1   Conditions to Obligations of
                   Each Party. . . . . . . . . . . . 30
            9.2   Conditions to Obligations of
                   Citco and Citizens Bank . . . . . 31
            9.3   Conditions to Obligations of TCB
                   and TCF . . . . . . . . . . . . . 32

ARTICLE 10
            TERMINATION. . . . . . . . . . . . . . . 33
            10.1  Termination. . . . . . . . . . . . 33
            10.2  Effect of Termination. . . . . . . 34
            10.3  Non-Survival of Representations
                   and Covenants . . . . . . . . . . 35

ARTICLE 11
            MISCELLANEOUS. . . . . . . . . . . . . . 35
            11.1  Definitions. . . . . . . . . . . . 35
            11.2  Expenses . . . . . . . . . . . . . 41
            11.3  Brokers and Finders. . . . . . . . 42
            11.4  Entire Agreement . . . . . . . . . 42
            11.5  Amendments . . . . . . . . . . . . 42
            11.6  Waivers. . . . . . . . . . . . . . 42
            11.7  Assignment. . . . . . . . . . . . .43
            11.8  Notices. . . . . . . . . . . . . . 43
            11.9  Governing Law. . . . . . . . . . . 44
            11.10 Counterparts . . . . . . . . . . . 44
            11.11 Captions . . . . . . . . . . . . . 44
            11.12 Interpretations. . . . . . . . . . 44
            11.13 Enforcement of Agreement . . . . . 44
            11.14 Severability . . . . . . . . . . . 44

Signatures . . . . . . . . . . . . . . . . . . . . . 48

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 18, 2000, by and between TWIN CITY BANCORP, INC. ("TCB "), a corporation organized and existing under the Laws of the State of Tennessee, with its principal office located in Bristol, Tennessee; TWIN CITY FEDERAL SAVINGS BANK ("TCF"), a federal savings bank organized and existing under the Laws of the United States, with its principal office located in Bristol, Tennessee; CITCO COMMUNITY BANCSHARES, INC. ("Citco"), a corporation organized and existing under the Laws of the State of Tennessee, with its principal office located in Elizabethton, Tennessee; and CITIZENS BANK, a corporation organized and existing under the Laws of the State of Tennessee with its principal office located in Elizabethton, Tennessee.


                                    PREAMBLE
                                    --------

    The Boards of Directors of TCB, TCF, Citco, and Citizens Bank are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides first for the acquisition of TCB by Citco pursuant to the merger of TCB with and into Citco. Immediately thereafter, TCF shall be merged with and into Citizens Bank. Both mergers are collectively referred to herein as the "Merger." At the effective time of the Merger, the outstanding shares of and options to purchase the capital stock of TCB shall be converted into the right to receive the cash purchase price described below. The transactions described in this Agreement are subject to the approvals of the shareholders of TCB, TCF, and Citizens Bank; certain federal and state regulatory authorities; and the satisfaction of certain other conditions described in this Agreement. It is the intent of Citco to maintain the good will established by TCB by involving the directors of TCB and TCF in the operations of the surviving corporations.

    Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

    NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

     1.1 Merger.  Subject to the terms and conditions of this Agreement,  at the
         ------
Effective Time, TCB shall be merged with and into Citco in accordance with the provisions of Section 48-21-102 of the TBCA. Citco shall be the Surviving Corporation resulting from this merger and shall continue to be governed by the Laws of the State of Tennessee. After the merger of TCB into Citco, and at such time as Citco deems appropriate, TCF shall be merged with and into Citizens Bank, with Citizens Bank being the Surviving Corporation from this merger and continuing to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of TCB, TCF, Citco, and Citizens Bank.

     1.2  Time  and  Place of  Closing.  The  consummation  of the  Merger  (the
          ----------------------------
"Closing") shall take place at 9:00 A.M. eastern time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and the other  transactions  contemplated by
         --------------
this Agreement shall become effective on the date and at the time the Tennessee Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which the last of the following occurs: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger; and (ii) the date on which the shareholders of TCB and TCF approve the matters relating to this Agreement required to be approved by such shareholders by applicable Law; or such later day within 30 days thereof as may be mutually agreed upon by the Parties.

     1.4 Execution of Support Agreements.  Immediately prior to the execution of
         -------------------------------
this Agreement and as a condition hereto, each of the directors of TCB and TCF is executing and delivering to Citco a Support Agreement in substantially the form of Exhibit 1. In addition, Judith O. Bowers is executing and delivering a similar Support Agreement with the noncompete provisions limited to financial institutions in operation three (3) years or less.

     1.5 Right to Revise Transaction. Citco, with the concurrence of TCB, may at
         ---------------------------
any time change the method of effecting the acquisition of TCB and TCF (including without limitation the provisions of this Article 1) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the holders of TCB Common Stock, or options to purchase such shares, as provided for in this Agreement, (ii) reduce the value of such consideration, (iii) Materially impair the ability to receive the regulatory approvals, or (iv) Materially delay the Closing.

                                    ARTICLE 2
                                EFFECT OF MERGER
                                ----------------

     2.1  Charters.  The Charter of Citco and Citizens  Bank,  respectively,  in
          --------
effect immediately prior to the Effective Time shall be the Charter of each Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Citco and Citizens Bank, respectively,  in effect
         ------
immediately prior to the Effective Time shall be the Bylaws of each Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.3  Directors  and  Officers.  The  directors of Citco and Citizens  Bank,
          ------------------------
respectively, in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of each Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Citco and Citizens Bank, respectively, in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of each Surviving Corporation from and after the Effective Time in accordance with the Bylaws of each Surviving Corporation.


                                    ARTICLE 3
                     MANNER OF CONVERTING SHARES AND OPTIONS
                     ---------------------------------------

     3.1  Conversion  of Shares and Options.  Subject to the  provisions of this
          ---------------------------------
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Citco, Citizens Bank, TCB, or TCF, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of Citizens Bank Common Stock and Citco Common Stock and issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         (b) Each share of TCB Common Stock (excluding shares held by any TCB Company or any Citco Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into $17.15 cash payable by check as soon after the Effective Time as is feasible.

         (c) Each option to purchase shares of TCB Common Stock (excluding options held by any TCB Company or any Citco Company, and in each case other than in a fiduciary capacity or as a result of debts previously contracted) which has not been exercised at the Effective Time shall be converted into $17.15 cash less the applicable exercise price per option and shall be payable by check as soon after the Effective Date as is feasible (the purchase price per share of TCB Common Stock identified in Sections 3.1(b) and 3.1(c), subject to any adjustments otherwise required by Section 8.12 in this Agreement, are herein after referred to collectively as the "Exchange Price").

         (d) Each share of TCF Common Stock shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2  Anti-Dilution  Provisions.  In the event  TCB  changes  the  number of
          -------------------------
shares, or options to purchase shares, of TCB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock, the Exchange Price shall be proportionately adjusted provided that no adjustment shall be made as the result of an increase in the number of outstanding shares as the result of the exercise of an option to purchase TCB Common Stock which option was outstanding on the date hereof.

     3.3 Shares Held by TCB or Citco. Each of the shares, or options to purchase
         ---------------------------
shares, of TCB Common Stock held by any TCB Company or by any Citco Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting  Shareholders.  Any holder of shares of TCB Common Stock who
         ------------------------
perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 48-23-201 et seq. of the TBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the TBCA. In the event that a dissenting shareholder of TCB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares under these provisions, as of the Effective Time, the shares of TCB Common Stock held by such Person shall be exchanged as determined under Section 3.1 of this Agreement, and the delivery of the Exchange Price to which such holder may be entitled shall be governed by Section 4.1 of this Agreement.


                                    ARTICLE 4
                               EXCHANGE OF SHARES
                               ------------------

     4.1 Exchange  Procedures.  Immediately  prior to the Effective Time,  Citco
         --------------------
shall deposit with the exchange agent (the "Exchange Agent") for the benefit of holders of shares of TCB Common Stock and holders of options to purchase TCB Common Stock, sufficient cash to satisfy its obligations under Section 3.1 of this Agreement. Within five days after the Effective Time, Citco and TCB shall cause the Exchange Agent to mail to the former shareholders and option holders of TCB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares, or options to purchase shares, of TCB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares, or options to purchase shares, of TCB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected and not withdrawn or forfeited under Section 3.4 of this Agreement) issued and outstanding at the Effective Time promptly upon surrender the certificate or certificates representing such shares, or options to purchase shares, to the Exchange Agent, shall receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends and other distributions in respect of such shares

(without interest thereon) pursuant to Section 4.2 of this Agreement. Until so surrendered, each outstanding certificate of TCB Common Stock, or options to purchase shares, shall be deemed for all purposes, to represent the consideration into which the number of shares, or options to purchase shares, of TCB Common Stock represented thereby prior to the Effective Time shall have been converted without interest. Citco shall not be obligated to deliver the consideration to which any former holder of TCB Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares, or options to purchase shares, of TCB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of TCB Common Stock, or options to purchase shares, so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, TCB, nor the Exchange Agent shall be liable to a holder of TCB Common Stock, or options to purchase shares, for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former TCB  Shareholders.  At the Effective  Time,  the stock
         ----------------------------------
transfer books of TCB shall be closed as to holders of TCB Common Stock immediately prior to the Effective Time and no transfer of TCB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares, or options to purchase shares, of TCB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected and not withdrawn or forfeited under Section 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by TCB in respect of such shares of TCB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.

                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF TCB
                      -------------------------------------

    TCB and TCF hereby represent and warrant to Citco and Citizens Bank as follows:

     5.1 Organization, Standing, and Power. TCB is a corporation duly organized,
         ---------------------------------
validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. TCB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB or as disclosed in Section 5.2 of the TCB Disclosure Memorandum.

    5.2  Authority; No Breach By Agreement.
         ---------------------------------

         (a) TCB and TCF have the corporate power and authority necessary to execute, deliver, and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TCB and TCF, subject to the approval of this Agreement by the holders of a majority of the shares of TCB Common Stock present at the Shareholders Meeting and approval by TCB as the sole shareholder of TCF, which are the only shareholder votes required for approval of this Agreement and consummation of the Merger by TCB and TCF. Subject to such requisite shareholder approval and Consents of applicable Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of TCB and TCF, enforceable against TCB and TCF in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought and except to the extent that indemnification and contribution may be contrary to public policy).

         (b) Except as disclosed in Section 5.2(b) of the TCB Disclosure Memorandum, neither the execution and delivery of this Agreement by TCB and TCF, nor the consummation by TCB and TCF of the transactions contemplated hereby, nor compliance by TCB and TCF with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TCB's or TCF's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TCB Company under, any Contract or Permit of any TCB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB or TCF, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any TCB Company or any of their respective Material Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate, banking, and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by TCB or TCF of the Merger and the other transactions contemplated in this Agreement.

    5.3  Capital Stock.
         -------------

         (a) The authorized capital stock of TCB consists, as of the date of this Agreement, of 8,000,000 shares of TCB Common Stock, of which 1,121,388 shares are issued and outstanding as of the date of this Agreement and (excluding 125,632 shares which may be issued pursuant to currently outstanding options to acquire TCB Common Stock as disclosed in Section 5.3(a) of the TCB Disclosure Memorandum listing each option holder, number of options granted, strike price, and grant date) not more than 1,121,388 shares will be issued and outstanding at the Effective Time, and 2,000,000 shares of TCB Serial Preferred Stock, $1.00 par value per share, none of which is or will be issued or outstanding. All of the issued and outstanding shares of TCB Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the TBCA. None of the outstanding shares of TCB Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of TCB.

         (b) Except as set forth in Section 5.3(a) of this Agreement or Section 5.3(b) of the TCB Disclosure Memorandum, there are no shares of capital stock or other equity securities of TCB outstanding and no outstanding Rights relating to the capital stock of TCB.

     5.4  TCB  Subsidiaries.  TCB  has  disclosed  in  Section  5.4 of  the  TCB
          -----------------
Disclosure Memorandum all of the TCB Subsidiaries as of the date of this Agreement. TCB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each TCB Subsidiary. No equity securities of any TCB Subsidiary are or may become required to be issued (other than to another TCB Company) by reason of any Rights, and there are no Contracts by which any TCB Subsidiary is bound to issue (other than to another TCB Company) additional shares of its capital stock or Rights or by which any TCB Company is or may be bound to transfer any shares of the capital stock of any TCB Subsidiary (other than to another TCB Company). There are no Contracts relating to the rights of any TCB Company to vote or to dispose of any shares of the capital stock of any TCB Subsidiary. All of the shares of capital stock of each TCB Subsidiary held by a TCB Company are fully paid and, nonassessable under the applicable corporation or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the TCB Company free and clear of any Lien. Each TCB Subsidiary is either a federal savings bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each TCB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB. Each TCB Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to the applicable limits by the Bank Insurance Fund or Savings Association Insurance Fund.

    5.5  Financial Statements.
         --------------------

    (a) TCB has filed and made available to Citco all forms, reports, and documents required to be filed by TCB with the SEC since January 1 of the third fiscal year preceding the date of this Agreement (collectively, the "SEC Reports"). Except as disclosed in Section 5.5(a) of the TCB Disclosure Memorandum, the SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading. Except for TCB Subsidiaries that are registered as a broker, dealer or investment advisor, none of TCB Subsidiaries is required to file any forms, reports, or other documents with the SEC.

    (b) TCB has disclosed in Section 5.5 of the TCB Disclosure Memorandum, and has delivered to Citco copies of, all TCB Financial Statements prepared for periods ended prior to the date hereof and will deliver to Citco copies of all TCB Financial Statements prepared subsequent to the date hereof. The TCB
Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of TCB, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with past business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of TCB as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of TCB for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments which were not or are not expected to be Material in amount or effect).

     5.6 Absence of Undisclosed Liabilities.  Except as disclosed in Section 5.6
         ----------------------------------
of the TCB Disclosure Memorandum, no TCB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of TCB as of March 31, 2000, included in the TCB Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 2000. Except as disclosed in Section 5.6 of the TCB Disclosure Memorandum, no TCB Company has incurred or paid any Liability since March 31, 2000, except for
(i) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events.  Since March 31, 2000,  except as
         ------------------------------------
disclosed in the TCB Financial Statements delivered prior to the date of the Agreement or as otherwise disclosed in the TCB Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB, and (ii) the TCB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TCB or TCF provided in Article 7 of this Agreement, other than conducting the process that has led up to the execution and consummation of this Agreement including the incurrence of expenses and liabilities resulting therefrom.

    5.8  Tax Matters.
         -----------

         (a) All Tax Returns required to be filed by or on behalf of any of the TCB Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1999, and, to the Knowledge of TCB and TCF, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on Tax Returns filed as of the date of this Agreement have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies taken as a whole, except to the extent reserved against in the TCB Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

         (b) None of the TCB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

         (c) Adequate provision for any Taxes due or to become due for any of the TCB Companies for the period or periods through and including the date of the respective TCB Financial Statements has been made and is reflected on such TCB Financial Statements.

         (d) Each of the TCB Companies is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and, to the Knowledge of TCB and TCF, such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

         (e) None of the TCB Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

         (f) There are no Material Liens with respect to Taxes upon any of the Assets of the TCB Companies except for Liens for Taxes not yet due or being contested in good faith and for which adequate provision has been made.

         (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the TCB Companies that occurred during or after any Taxable Period in which the TCB Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1999.

         (h) No TCB Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Citco, which consent will not be unreasonably withheld.

         (j) No TCB Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.9  Assets.  Except as  disclosed  in  Section  5.9 of the TCB  Disclosure
          ------
Memorandum, the TCB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the TCB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the TCB Company's past practices. All Assets which are Material to TCB's business on a consolidated basis, held under leases or subleases by any of the TCB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The TCB Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the TCB Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any TCB Company under such policies. The Assets of the TCB Companies include all Material Assets required to operate the business of the TCB Companies as presently conducted.

    5.10 Environmental Matters.
         ---------------------

         (a) To the Knowledge of TCB and TCF, and except as set forth in Section 5.10(a) of the TCB Disclosure Memorandum, each TCB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those instances of non-compliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, taken as a whole.

         (b) There is no Litigation pending or, to the Knowledge of TCB and TCF, threatened before any court, governmental agency, or authority, or other forum in which any TCB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any TCB Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, taken as a whole.

         (c) To the Knowledge of TCB and TCF, there is no Litigation pending, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or the TCB Companies in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies.

         (d) To the Knowledge of TCB and TCF, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, taken as a whole.

         (e) To the Knowledge of TCB and TCF, during the period of (i) any TCB Company's ownership or operation of any of their respective current properties,
(ii) any TCB Company's participation in the management of any Participation Facility, or (iii) any TCB Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, taken as a whole. Prior to the period of (i) any TCB Company's ownership or operation of any of their respective current properties, (ii) any TCB Company's participation in the management of any Participation Facility, or (iii) any TCB Company's holding of a security interest in a Loan Property, to the Knowledge of TCB and except as disclosed in
Section 5.10(e) of the TCB

Disclosure Memorandum, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, taken as a whole.

     5.11  Compliance  with Laws.  TCB is duly  registered as a savings and loan
           ---------------------
holding company under the Home Owners' Loan Act. Each TCB Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies. None of the TCB Companies:

         (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies; and

         (b) except as set forth in Section 5.11 of the TCB Disclosure Memorandum, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any TCB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, or (iii) requiring any TCB Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.12  Labor  Relations.  No TCB  Company is the  subject of any  Litigation
           ----------------
asserting that it or any other TCB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other TCB Company to bargain with any labor organization as to wages or conditions of employment, nor is any TCB Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any TCB Company, pending or, to the Knowledge of TCB and TCF, threatened, or to the Knowledge of TCB and TCF, is there any activity involving any TCB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

    5.13 Employee Benefit Plans.
         ---------------------

         (a) TCB and TCF have disclosed to Citco in writing prior to the execution of the Agreement and in Section 5.13 of the TCB Disclosure Memorandum, and has delivered or made available to Citco prior to the execution of this Agreement correct and complete copies in each case of, all Material TCB Benefits Plans. For purposes of this Agreement, "TCB Benefit Plans" means all written, or to the Knowledge of TCB unwritten or verbal, pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written, or to the Knowledge of TCB unwritten or verbal, employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including"employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any TCB Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the TCB Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TCB ERISA Plan." Any TCB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "TCB Pension Plan." Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any TCB Company that was intended to qualify under
Section  401(a) of the Internal  Revenue  Code,  is disclosed as such in Section
5.13 of the TCB Disclosure Memorandum.

         (b) TCB and TCF have delivered or made available to Citco prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such TCB Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such TCB Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any TCB Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

         (c) All TCB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, any other applicable Laws, and all terms of the TCB Benefit Plans, except for any breach or violation which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies. Each TCB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a currently effective favorable determination letter from the Internal Revenue Service, and TCB and TCF are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each trust created under any TCB ERISA Plan, which is intended to be qualified under

Section 401(a) of the Internal Revenue Code, has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and TCB and TCF are not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each TCB Benefit Plan to the Knowledge of TCB and TCF, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the TCB Companies. There is no Material pending or, to the Knowledge of TCB and TCF, threatened Litigation relating to any TCB Benefit Plan.

         (d) To the Knowledge of TCB, no TCB Company has engaged in a transaction with respect to any TCB Benefit Plan that, assuming the Taxable Period of such transaction has not expired as of the date of this Agreement, would subject any TCB Company to a Material tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA. To the Knowledge of TCB, neither TCB, TCF, nor any administrator or fiduciary of any TCB Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject TCB to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the TCB Companies. Except as disclosed in Section 5.13(d) of the TCB Disclosure Memorandum, to the Knowledge of TCB, no oral or written representation or communication with respect to any aspect of the TCB Benefit Plans has been made to employees of any TCB Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on the TCB Companies.

         (e) As of the date of the most recent actuarial valuation, no TCB Pension Plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any TCB Pension Plan to the Knowledge of TCB,, (ii) no change in the actuarial assumptions with respect to any TCB Pension Plan to the Knowledge of TCB,, and
(iii) no increase in benefits under any TCB Pension Plan as a result of plan amendments or changes in applicable Law. Neither any TCB Pension Plan nor any "single-, multiple-, or multi-employer plan," within the meaning of Section 4001(a)(15) or 4001(a)(3) of ERISA, currently or formerly maintained by any TCB Company, or the single-, multiple-, or multi-employer plan of any entity which is or was considered one employer with TCB under Section 4001 of ERISA or
Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "TCB ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA or any withdrawal liability within the contemplation of Title IV of ERISA. All contributions with respect to a TCB Pension Plan or any single-, multiple-, or multi-employer
                                       A-14
plan of a TCB ERISA Affiliate have or will be timely made, and there is no lien or expected lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No TCB Company has provided, or is required to provide, security to a TCB Pension Plan or to any single-, multiple-, or multi-employer plan of a TCB ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by TCB, except to the extent any failure would not have a Material Adverse Effect on the TCB Companies.

         (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any TCB Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any TCB ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except to the extent any failure would not have a Material Adverse Effect on the TCB Companies).

         (g) Except as disclosed in Section 5.13(g) of the TCB Disclosure Memorandum, no TCB Company has any obligations for retiree health and retiree life benefits under any of the TCB Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

         (h)  Except  as  set  forth  in  Section  5.13  of the  TCB  Disclosure
Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any TCB Company from any TCB Company under any TCB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TCB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. In no event shall any such payment described in Section 5.13 of the TCB Disclosure Memorandum result in a "excess parachute" payment as defined in Section 280G of the IRC.

         (i) TCF will continue to accrue at least $4,000 per month to its SERP plan until the Effective Time. The total SERP Liability at the Effective Time will not exceed $375,000.

     5.14  Material  Contracts.  Except as set forth in Section  5.14 of the TCB
           -------------------
Disclosure Memorandum, none of the TCB Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any TCB Company or the guarantee by any TCB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by TCB with the SEC as of the date of this Agreement that was not filed or incorporated by reference as an exhibit to TCB's Form 10-KSB for the fiscal year ended

December 31, 1999 (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "TCB Contracts"). With respect to each TCB
Contract: (i) the Contract is in full force and effect; (ii) no TCB Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCB; (iii) no TCB Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of TCB and TCF, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any TCB Company for money borrowed is prepayable at any time by such TCB Company without penalty or premium.

     5.15  Legal  Proceedings.  Except as set forth in  Section  5.15 of the TCB
           ------------------
Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of TCB and TCF, threatened against any TCB Company, or against any Asset, employee benefit plan, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any TCB Company.

     5.16  Reports.  Since  December 31, 1994,  or the date of  organization  if
           -------
later, each TCB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the TCB Companies. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws and has been made available for review by representatives of Citco.

     5.17 Statements True and Correct. None of the information supplied or to be
          ---------------------------
supplied by any TCB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TCB's shareholders in connection with the Shareholders' Meeting will, when first mailed to the shareholders of TCB, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any TCB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.18  Regulatory  Matters.  Except  as  specifically  contemplated  by this
           -------------------
Agreement, no TCB Company or any Affiliate thereof has taken or agreed to take any action, and TCB has no Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any

Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of TCB and TCF, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b).

     5.19 State Takeover Laws.  Each TCB Company has taken all necessary  action
          -------------------
to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Tennessee (collectively, "Takeover Laws") including those Laws contained within Sections 48-103-101 et seq. of the TBCA.

     5.20 Charter Provisions.  Each TCB Company has taken all action so that the
          ------------------
entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Bylaws, or other governing instruments of any TCB Company or restrict or impair the ability of Citco or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TCB Company that may be directly or indirectly acquired or controlled by it.

     5.21 Support Agreements.  Each of the directors of TCB and TCF has executed
          ------------------
and delivered to Citco a Support Agreement in substantially the form as Exhibit 1 to this Agreement. In addition, Judith O. Bowers is executing and delivering a similar Support Agreement with the noncompete provisions limited to financial institutions in operation three (3) years or less.

     5.22 Derivatives. All interest rate swaps, caps, floors, option agreements,
          -----------
futures and forward contracts, and other similar risk management arrangements, whether entered into for TCB's own account, or for the account of one or more the TCB Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     5.23 Year 2000.  To the  Knowledge of TCB and TCF,  all  critical  computer
          ---------
software necessary for the conduct of its business (the "Software") has been tested and is designed to be used prior to, during, and after the calendar year 2000 A.D., and critical Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. TCB and TCF further represent and warrant that critical Software has been tested and accepts, calculates, sorts, extracts and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

     5.24 Stock  Records.  To the Knowledge of TCB, the stock transfer books and
          --------------
stock ledgers of TCB and TCF are in good order, complete, accurate and up to date, and with all necessary signatures on the assignments of certificates representing shares previously transferred, and set forth all stock and securities issued, transferred and surrendered. Except as described in Section 5.24 of the TCB Disclosure Memorandum, to the Knowledge of TCB, no transfer has been made without surrender of the proper certificate, duly endorsed, or the completion of a lost certificate affidavit, and all certificates so surrendered have been duly canceled and are attached thereto.

     5.25 Certain  Interests.  Except in arm's length  transactions  pursuant to
          ------------------
standard commercial terms and conditions or as set forth in Section 5.25 of the TCB Disclosure Memorandum, no officer or director of any TCB Company has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of any TCB Company. No such person is indebted to any TCB Company except for indebtedness arising in the ordinary course of business except as disclosed in Section 5.25 of the TCB Disclosure Memorandum and TCB Company is not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses.

                                    ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF CITCO AND CITIZENS BANK
            ---------------------------------------------------------

    Citco and Citizens Bank hereby represent and warrant to TCB and TCF as follows:

     6.1  Organization,  Standing,  and  Power.  Citco  is  a  corporation  duly
          ------------------------------------
organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Citco and Citizens Bank are duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of their respective Assets or the nature or conduct of their respective business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco.

    6.2  Authority; No Breach By Agreement.
         ---------------------------------

         (a) Citco and Citizens Bank have the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Citco and Citizens Bank. This Agreement represents a legal, valid, and binding obligation of Citco and Citizens Bank, enforceable against them in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by Citco and Citizens Bank, nor the consummation by Citco of the transactions contemplated hereby, nor compliance by Citco with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of their Charters or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Citco Company under, any Contract or Permit of any Citco Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Citco Company or any of their respective Material Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Citco of the Merger and the other transactions contemplated in this Agreement.

     6.3 Citco  Subsidiaries.  Citco or one of its Subsidiaries  owns all of the
         -------------------
issued and outstanding shares of capital stock of each Citco Subsidiary. There are no Contracts relating to the rights of any Citco Company to vote or to dispose of any shares of the capital stock of any Citco Subsidiary. All of the shares of capital stock of each Citco Subsidiary held by a Citco Company are fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Citco Company free and clear of any Lien. Each Citco Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Citco Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco. Each Citco Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund. As of the date of this Agreement, Citco does not own beneficially any shares of the capital stock of TCB.

     6.4  Compliance  with  Laws.  Citco is duly  registered  as a bank  holding
          ----------------------
company under the BHC Act. Each Citco Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco. None of the Citco Companies:

         (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco; and

         (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Citco Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citco, or (iii) requiring any Citco Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.5 Statements True and Correct.  None of the information supplied or to be
         ---------------------------
supplied by any Citco Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TCB's shareholders in connection with the Shareholders' Meeting, will, when first mailed to the shareholders of TCB, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Citco Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.6 Regulatory Matters. No Citco Company or any Affiliate thereof has taken
         ------------------
or agreed to take any action, and Citco has no Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section. To the Knowledge of Citco, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b). Based upon the funding of the loan commitment letter received by Citco, at the Closing, Citco will have sufficient capital resources available to allow it to consummate the Merger on the terms provided herein.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1 Affirmative Covenants of Both Parties. Unless the prior written consent
         -------------------------------------
of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course,
(ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Citco Company from discontinuing or disposing of any of its Assets or business, or from acquiring or agreeing to acquire any other Person or any Assets thereof, if such action is, in the judgment of Citco, desirable in the conduct of the business of Citco and its Subsidiaries and such action will not have a Material Adverse Effect on Citco.

     7.2  Negative  Covenants  of TCB and TCF.  From the date of this  Agreement
          -----------------------------------
until the earlier of the Effective Time or the termination of this Agreement, TCB and TCF covenant and agree that they will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Citco, which consent shall not be unreasonably withheld:

     (a) amend the Charter, Bylaws, or other governing instruments of any TCB Company, or

     (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a TCB Company to another TCB Company), except in the ordinary course of the business consistent with past practices (which shall include, for TCB Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any TCB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the TCB Disclosure Memorandum); or

         (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any TCB Company, or declare or pay any dividend, special or regular, (except that TCB may declare and pay its standard quarterly dividends of $.10 per share prior to the Effective Time) or make any other distribution in respect of TCB's capital stock; or

         (d) except for this Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of TCB Common Stock or any other capital stock of any TCB Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

         (e) adjust, split, combine, or reclassify any capital stock of any TCB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of TCB Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any TCB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another TCB Company), (ii) investment securities, (iii) loans, including dispositions thereof through loan participation agreements, and (iv) other real estate owned by any TCB Company (except for the sale of foreclosed real estate) other than in all instances, in the ordinary course of business for reasonable and adequate consideration; or

         (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned TCB Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or
(iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement provided that nothing herein shall prevent TCF from selling residential mortgage loans which have been held for less than one year. It is understood that TCF will not swap residential mortgage loans for mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation without Citco's permission; or

         (g) except as otherwise permitted or required in this Agreement, grant any increase in compensation or benefits to the employees or officers of any TCB Company, except as required by Law or in accordance with past practices as described in Section 7.2(g) of the TCB Disclosure Memorandum; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any TCB Company; grant any increase in fees or other increases in compensation or other benefits to directors of any TCB Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

         (h) enter into or amend any employment Contract between any TCB Company and any Person (unless such amendment is required by Law) that the TCB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

         (i) adopt any new employee benefit plan of any TCB Company or make any Material change in or to any existing employee benefit plans of any TCB Company other than any such change that is required by Law or as contemplated by this Agreement or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

         (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

         (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any TCB Company for Material money damages or restrictions upon the operations of any TCB Company; or

         (l) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims; or

         (m) sell any mortgage loans from their portfolio (any loans which have been held for at least one year or construction loans one year after they have become permanent), and it is understood that TCF will not swap residential mortgage loans for mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation without Citco's permission; or

         (n) make any loan or other extension of credit, or grant any increase in an extension of credit, in the aggregate amount of $250,000 to any borrower or its Affiliates.

     7.3 Adverse Changes in Condition.  Each Party agrees to give written notice
         ----------------------------
promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.4  Reports.  Each  Party  and its  Subsidiaries  shall  file all  reports
          -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS
                              ---------------------

     8.1  Proxy  Statement;   Shareholder   Approval.   As  soon  as  reasonably
          ------------------------------------------
practicable after execution of this Agreement, TCB shall prepare the Proxy Statement to be filed with the SEC. Citco shall furnish all information concerning it as TCB may reasonably request in connection with such action. TCB shall call a Shareholders' Meeting, to be held as soon as reasonably practicable, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the
Shareholders' Meeting, (i) TCB shall mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of TCB shall recommend to its shareholders the approval of the matters submitted for approval (subject to compliance with the Board's fiduciary duties and the receipt from Trident Securities, a Division of McDonald Investments Inc., of a letter dated not more than three days prior to the date of the mailing of the Proxy Statement confirming the opinion given to the Board prior to execution of this Agreement to the effect that the consideration to be received in the Merger by the holders of TCB Common Stock is fair, from a financial point of view, to such holders), and (iv) the Board of Directors and officers of TCB shall use their reasonable efforts to obtain such shareholders' approval. In addition, nothing in this
Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by TCB of information that is required to be disclosed in the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD.

     8.2  Applications.  Citco shall promptly  prepare and file, and TCB and TCF
          -----------
shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Citco shall permit TCB and its counsel to review (and approve with respect to information relating to TCB) such applications prior to filing same.

     8.3  Filings  with  State  Offices.  Upon  the  terms  and  subject  to the
          -----------------------------
conditions of this Agreement, Citco shall execute and file the Tennessee Certificate of Merger with the Secretary of State of the State of Tennessee and the Tennessee Articles of Merger with the Secretary of State of the State of Tennessee in connection with the Closing. Citizens Bank shall execute and file similar documents as required for its merger with TCF.

     8.4  Agreement  as to  Efforts  to  Consummate.  Subject  to the  terms and
          -----------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

    8.5  Investigation and Confidentiality.
         ---------------------------------

         (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger. Each Party shall permit the other Party to make or cause to be made such investigation of its business and properties and of its respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations.

         (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. In the event that a Party is required by applicable Law or valid court process to disclose any such confidential information, then such Party shall provide the other Party with prompt written notice of any such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 8.5 If in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, a Party is nonetheless, in the opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a Party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such Party is legally required to be disclosed; provided that such disclosing Party use its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal. If this

Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

         (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

     8.6 State Takeover Laws. Each TCB Company shall take all necessary steps to
         -------------------
exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

     8.7  Press  Releases.  Prior to the  Effective  Time,  Citco  and TCB shall
          ---------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Charter Provisions. Each TCB Company shall take all necessary action to
         ------------------
ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Charter, Bylaws, or other governing instruments of any TCB Company or restrict or impair the ability of Citco or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TCB Company that may be directly or indirectly acquired or controlled by it.

     8.9 Employee  Benefits and Contracts.  Following the Effective Time,  Citco
         --------------------------------
shall provide generally to officers and employees of the TCB Companies, who at or after the Effective Time become employees of a Citco Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Citco Common Stock except as set forth in this Section 8.9), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Citco Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of the TCB Companies shall be treated as service under Citco's qualified defined benefit plans, (ii) service under any qualified defined contribution plans of the TCB Companies shall be treated as service under Citco's qualified defined contribution plans, and (iii) service under any other employee benefit plans of the TCB Companies shall be treated as service under any similar employee benefit plans maintained by Citco. Except as otherwise described in this Agreement,
Citco also shall honor and cause each of its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in
Section 8.9 of the TCB Disclosure Memorandum to Citco between any TCB Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the TCB Benefit Plans. Subject to the provisions of
Section 9.2(f), Citco and Citizens Bank expressly acknowledge that as a result of the transaction contemplated by this Agreement, Thad R. Bowers, Judith O. Bowers, and Joyce S. Rouse will become entitled to the payments provided for under their respective employment and severance agreements upon their termination in connection with a change in control. TCB and TCF shall use their reasonable best efforts to obtain the consents of Mr. Bowers, Ms. Bowers, and Ms. Rouse to the termination of their respective employment and severance agreements as of the Effective Time and shall pay Mr. Bowers, Ms. Bowers, and Ms. Rouse the amounts to which they would be entitled under such agreements upon their termination in connection with a change in control.

    8.10 Indemnification and Insurance.
         -----------------------------

         (a) Subject to the conditions set forth in paragraph (b) below, for a period of six (6) years after the Effective Time, Citco and Citizens Bank shall indemnify, defend, and hold harmless each officer and director of a TCB Company entitled to indemnification from a TCB Company (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted, but as may be limited, by Tennessee Law, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation; provided, however, that all rights to indemnification in respect of any claim asserted or made against an Indemnified Party within such six (6) year period shall continue until the final disposition of such claim. Without limiting the foregoing, in any case in which approval by TCB is required to effectuate any indemnification, Citco shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Citco and the Indemnified Party.

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) above, upon learning of any such Liability or Litigation, shall promptly notify Citco thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Citco shall have the right to assume the defense thereof and Citco shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof (employing counsel reasonably satisfactory to the Indemnified Parties), except that if Citco elects not to assume such defense or counsel for the

Indemnified Parties advises in writing that there are Material substantive issues which raise conflicts of interest between Citco and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Citco shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) Citco shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless counsel for any Indemnified Party advises in writing that there are Material substantive issues which raise conflicts of interest between the Indemnified Parties, (ii) the Indemnified Parties will cooperate (to the extent reasonably appropriate under the circumstances) in the defense of any such Litigation, and (iii) Citco shall not be liable for any settlement effected without its prior written consent; and provided further that Citco shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

         (c) If Citco or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Citco shall assume the obligations set forth in this Section 8.10.

         (d) The provisions of this Section 8.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         (e) At the Effective Time, Citco shall provide directors and officers insurance coverage for TCB's directors and officers by purchasing continuation coverage under TCB's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts and terms no less favorable to the persons currently covered by TCB's existing policy) covering persons who are currently covered by such insurance on a prior acts basis for a period of six years after the Effective Time and as long as the one-time premium for such policy does not exceed $15,000 and such insurance can reasonably be obtained.

     8.11  Certain  Modifications.  Citco and TCB shall  consult with respect to
           ----------------------
their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and the TCB Companies shall make such modifications or changes to their policies and practices, if any, immediately prior to the Effective Time, as may be mutually agreed upon provided such modifications or changes are in accordance with GAAP and all applicable Laws. Citco and TCB also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP and all applicable Laws as may be mutually agreed upon by the Parties. In no event, however, shall TCB or TCF be obligated to take any such actions unless and until it shall have received from Citco written confirmation that all conditions precedent to Citco's obligation to close shall have been satisfied or waived. Neither Party's representations, warranties, and covenants contained in this

Agreement shall be deemed to be inaccurate or breached in any respect or deemed to have a Material Adverse Effect on TCB as a consequence of any modifications or charges undertaken solely on account of this Section 8.11.

    8.12 Termination of Plans.
         --------------------

         (a) Prior to the Effective Time, TCF shall give written notice to the Financial Institutions Retirement Fund ("FIRF") of its withdrawal from participation in FIRF effective as of the earliest practicable date after the Effective Time. TCB and/or TCF shall accrue and pay all contributions due and payable to FIRF, including all contributions payable because of withdrawal from TCF's participation in FIRF. Within sixty (60) days after the execution of this Agreement, Citco and TCB will use their reasonable best efforts to determine the costs associated with withdrawing from participation in FIRF. To the extent it is determined that such costs and any similar costs associated with the previous termination of the MRP Plan will be in excess of the anticipated annual funding cost of $75,000, an adjustment will be made to decrease the Exchange Price so that the aggregate amount payable by Citco to holders of TCB Common Stock and options to acquire TCB Common Stock pursuant to Section 3.1 of this Agreement will be reduced by the amount by which such costs exceed $75,000.

         (b) With respect to the TCB 401(k) plan, TCB will cooperate with Citco prior to the Effective Time to prepare for either the termination of such plan or the merger of such plan into a similar plan offered by Citco to its employees.

         (c) With respect to the maximum of $375,000 in SERP Liability outstanding as of the Effective Time, Citco or the Citco Companies shall pay such Liability within ten days after the Effective Time. To the extent any additional SERP Liability is determined by Citco to be due and payable, an adjustment will be made to decrease the Exchange Price so that the aggregate amount payable by Citco to holders of TCB Common Stock and options to acquire
TCB Common Stock pursuant to Section 3.1 of this Agreement will be reduced by the amount by which such costs exceed $375,000.

     8.13 ESOP. As soon as  practicable  after the execution of this  Agreement,
          ----
Citco and TCB will use their reasonable best efforts to take such actions as may be necessary or advisable to terminate the TCB Employee Stock Ownership Plan ("ESOP") at the Effective Time. Between the date hereof and the Effective Time, the existing TCB ESOP indebtedness will be paid in accordance with the current debt repayment schedule, and TCB or TCF may make the contributions to the TCB ESOP as is allowable under applicable provisions of the Internal Revenue Code to fund such payments which must be approved by Citco. Any indebtedness of the TCB ESOP remaining as of the Effective Time shall be repaid from the related trust, in accordance with Section 17.3 of the TCB ESOP provided, however, that (i) any related sale or distribution of shares by the TCB ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, and (ii) all distributions from the TCB ESOP after the Effective Time shall be in cash. Upon the repayment of the TCB ESOP loan, the remaining funds in the TCB ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415, 4975, and other applicable provisions of the Internal Revenue Code) to TCB ESOP participants, as determined under the terms of the TCB ESOP. TCB and TCF are authorized to file as soon as possible a determination application with the Internal Revenue Service regarding the tax qualification of the TCB ESOP upon termination. TCB and Citco agree that, subject to the conditions described herein and the receipt of a favorable Internal Revenue Service determination letter as soon as practicable after the Effective Time and repayment of the TCB ESOP loan, participants in the TCB ESOP shall be entitled at their election to have the amounts in the TCB ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including Citco plans to the extent permitted by Citco) or individual retirement account. The actions relating to termination of the TCB ESOP will be adopted conditioned upon the consummation of the Merger. As of and following the Effective Time, Citco shall cause the TCB ESOP to be maintained for the exclusive benefit of employees and other persons who are participants or beneficiaries therein prior to the Effective Time and proceed with termination of the TCB ESOP through distribution of its assets in accordance with this Section 8.14 and as otherwise may be required to comply with applicable law.

     8.14 Sole Agreement to Merge or Sell. Except as required by applicable law,
          -------------------------------
rules, or regulations (including the fiduciary duties of the TCB and TCF directors under applicable law), no TCB Company has been, is, will become, or will be allowed to become, a party to any merger or business combination agreement, letter of intent, agreement of sale, or other agreement obligating any TCB Company to sell or authorize the sale or transfer of any capital stock , or to allow any TCB Company to merge or consolidate with, or to be acquired in any other manner by, any entity or person other than Citco. Until such time, if any, as this Agreement is terminated pursuant to Section 10, except as required by applicable law, rules, or regulations (including the fiduciary duties of the TCB and TCF directors under applicable law), the TCB Companies will not, and will cause each of their representatives or agents not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Citco) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of any TCB Company, or any of the capital stock of any TCB Company, or any merger, consolidation, business combination, or similar transaction involving any TCB Company.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     9.1 Conditions to Obligations of Each Party. The respective  obligations of
         ---------------------------------------
each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

     (a) Shareholder Approval.  The shareholders of TCB shall have approved this
         --------------------
Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments.

     (b) Regulatory Approvals.  All Consents of, filings and registrations with,
         --------------------
and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable good faith judgment of the Board of Directors of Citco would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     (c)  Consents  and  Approvals.  Each Party shall have  obtained any and all
          ------------------------
Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of Citco would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     (d) Legal Proceedings.  No court or governmental or Regulatory Authority of
         -----------------
competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Proxy Statement.  The Proxy Statement shall be effective under the 1934
         ---------------
Act, no stop orders suspending the effectiveness of the Proxy Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

     (f)  Fairness  Opinion.   Trident   Securities,   a  Division  of  McDonald
          -----------------
Investments Inc., shall have issued at the time described in Section 8.1 an opinion to TCB as to the fairness, from a financial point of view, of the Merger.

     9.2 Conditions to  Obligations of Citco and Citizens Bank. The  obligations
         -----------------------------------------------------
of Citco and Citizens Bank to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Citco and Citizens Bank pursuant to Section 11.6(a) of this Agreement:

     (a)  Representations  and Warranties.  For purposes of this Section 9.2(a),
          -------------------------------
the accuracy of the representations and warranties of TCB and TCF set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of TCB and TCF set forth in this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount).

     (b) Performance of Agreements and Covenants. Each and all of the agreements
         ---------------------------------------
and covenants of TCB and TCF to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c)  Certificates.  TCB shall have  delivered  to Citco (i) a  certificate,
          ------------
dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in
Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by TCB's and TCF's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Citco and its counsel shall request.

     (d) Claims Letters. Each of the directors and executive officers of TCB and
         --------------
TCF shall have executed and delivered to Citco, letters in substantially the form of Exhibit 2.

     (e) Legal Opinion. Citco shall have received a written opinion, dated as of
         -------------
the Effective Time, of counsel to TCB, in substantially the form of Exhibit 3.

     (f)  Amendment  to  Severance  Agreements.  Citco shall have  entered  into
          ------------------------------------
written agreements in the form attached as Exhibit 8 with base compensation terms similar to those currently in effect with Michael H. Phipps, John M. Wolford, and Robert C. Glover. Immediately prior to the Effective Time, Thad Bowers, Judith O. Bowers, and Joyce S. Rouse will terminate their employment, and any outstanding employment or severance agreements, with the TCB Companies with the maximum severance, golden parachute, or other payments (excluding payments which may be due such persons under the SERP, but only to the extent necessary to keep all such payments below the definition of the "golden parachute" under the IRC, or upon the conversion of shares of TCB Common Stock to Article 3 of this Agreement) payable to such employees in the amounts of $564,712, $97,241, and $122,159, respectively, for a total severance, golden parachute, or other payment of no more than $784,112 (provided that the Effective Time shall have occurred prior to December 31, 2000).

     (g) Contractor Letter. Citco shall have received a written confirmation, in
         -----------------
a form acceptable to Citco, from the contractor for TCF's Virginia branch that all Liabilities to the contractor and all subcontractors have been satisfied in full and no liens or encumbrances have been placed on the branch property.

     (h) Stock Option Agreement. Citco and TCB shall have entered into the Stock
         ----------------------
Option Agreement, in the form attached as Exhibit 7, within 24 hours after the execution of this Agreement.

     9.3 Conditions to  Obligations  of TCB and TCF. The  obligations of TCB and
         ------------------------------------------
TCF to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TCB and TCF pursuant to Section 11.6(b) of this Agreement:

     (a)  Representations  and Warranties.  For purposes of this Section 9.3(a),
          -------------------------------
the accuracy of the representations and warranties of Citco and Citizens Bank set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Citco and Citizens Bank set forth in this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount).

     (b) Performance of Agreements and Covenants. Each and all of the agreements
         ---------------------------------------
and covenants of Citco and Citizens Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c)  Certificates.  Citco shall have  delivered  to TCB (i) a  certificate,
          ------------
dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in
Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Citco's and Citizens Bank's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TCB and its counsel shall request.

     (d) Legal Opinion.  TCB shall have received a written opinion,  dated as of
         -------------
the Effective Time, of counsel to Citco, in substantially the form of Exhibit 4.

     (e) Exchange Agent Certificate.  The Exchange Agent shall have delivered to
         --------------------------
TCF a certificate dated as of the Effective Time certifying to its receipt of sufficient cash to pay for the aggregate Exchange Price.

                                   ARTICLE 10
                                   TERMINATION
                                   -----------

     10.1  Termination.  Notwithstanding  any other provision of this Agreement,
           -----------
and notwithstanding the approval of this Agreement by the shareholders of TCB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of the Board of Directors of Citco and the Board of Directors of TCB each so determined by majority vote of the respective Boards; or

         (b) By the Board of Directors of any Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of TCB and TCF and Section 9.3(a) of this Agreement in the case of Citco and Citizens Bank or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of TCB and TCF and Section 9.3(a) of this Agreement in the case of Citco and Citizens Bank; or

         (c) By the Board of Directors of any Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of TCB and TCF and Section 9.3(a) in the case of Citco and Citizens Bank) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

         (d) By the Board of Directors of any Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of TCB fail to vote their approval of the matters submitted for the approval by such shareholders at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

         (e) By the Board of Directors of any Party in the event that the Merger shall not have been consummated by December 31, 2000, or such later date, as may be necessary to finalize any required regulatory approvals or waiting periods, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

         (f) By the Board of Directors of any Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of TCB and TCF and Section 9.3(a) of this Agreement in the case of Citco and Citizens Bank or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

     10.2 Effect of Termination. In the event of the termination and abandonment
          ---------------------
of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this
Section 10.2 and Article 11 and Section 8.5(b) of this

Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3  Non-Survival  of  Representations   and  Covenants.   The  respective
           --------------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 of this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

    11.1 Definitions.
         -----------

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

         "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "CITCO COMPANIES" shall mean, collectively, Citco and all Citco Subsidiaries.

         "CITCO SUBSIDIARIES" shall mean the Subsidiaries of Citco and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Citco in the future and owned by Citco at the Effective Time.

         "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, entered into prior to the date of this Agreement, between TCB and Citco.

         "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

         "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

         "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXHIBITS" 1 through C-2, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         "GAAP"   shall   mean   generally   accepted   accounting   principles,
consistently applied during the periods involved.

         "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, or chief financial officer of such Person.

         "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business; (iii) such standard exceptions to title as are pre-printed in Schedule B to the ALTA Form B title commitment;(iv) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party; and (v) Liens which have been disclosed in either the Citco Disclosure Memorandum or the TCB Disclosure Memorandum.

         "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties; and (e) changes in economic conditions generally affecting financial institutions.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "1933 ACT" shall mean the Securities Act of 1933, as amended.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "PARTY" shall mean either TCB, TCF, Citizens Bank, or Citco, and "PARTIES" shall mean TCB, TCF, Citizens Bank, and Citco.

         "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any

Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

         "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "PROXY STATEMENT" shall mean the proxy statement used by TCB to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

         "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

         "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

         "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of TCB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

         "SURVIVING CORPORATION" shall mean Citco with respect to the merger of Citco and TCB and Citizens Bank with respect to the merger of Citizens Bank and TCF.

         "TAX" or "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

         "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

         "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         "TBCA" shall mean the Tennessee Business Corporation Act as amended.

         "TBL" shall mean the Tennessee Banking Law as amended.

         "TCB COMMON STOCK" shall mean the $1.00 par value common stock of TCB.

         "TCB COMPANIES" shall mean, collectively, TCB and all TCB Subsidiaries.

         "TCB DISCLOSURE MEMORANDUM" shall mean the written information entitled "TCB Disclosure Memorandum" delivered prior to the execution of this Agreement to Citco describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

         "TCB FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of TCB as of March 31, 2000, and as of December 31, 1999 and 1998, and the related statements of income, changes in shareholders' equity, and cash flows

(including related notes and schedules, if any) for the three months ended March 31, 2000, and for each of the three years ended December 31, 1999, 1998, and 1997, included in the TCB Disclosure Memorandum, and (ii) the consolidated statements of condition of TCB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 2000.

         "TCB SUBSIDIARIES" shall mean the Subsidiaries of TCB, which shall include the TCB Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of TCB in the future and owned by TCB at the Effective Time.

         "TCF COMMON STOCK" shall mean the $1.00 par value Common Stock of TCF.

         "TENNESSEE ARTICLES OF MERGER" shall mean collectively the Articles of Merger to be executed by Citco and TCB as well as the Articles of Merger to be executed by Citizens Bank and TCB and filed with the Secretary of State of the State of Tennessee relating to the Merger as contemplated by Section 1.1 of this Agreement.

         (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

     Closing. . . . . . . . . . . . . .    Section 1.2
     Effective Time . . . . . . . . . .    Section 1.3
     Exchange Agent . . . . . . . . . .    Section 4.1
     Exchange Price . . . . . . . . . .    Section 3.1(c)
     Indemnified Party. . . . . . . . .    Section 8.10
     Merger . . . . . . . . . . . . . .    Section 1.1
     TCB Benefit Plans. . . . . . . . .    Section 5.13(a)
     TCB Contracts. . . . . . . . . . .    Section 5.14
     TCB ERISA Affiliate. . . . . . . .    Section 5.13(e)
     TCB ERISA Plan . . . . . . . . . .    Section 5.13(a)
     TCB Pension Plan . . . . . . . . .    Section 5.13(a)
     TCB SEC Reports. . . . . . . . . .    Section 5.5(a)
     Takeover Laws. . . . . . . . . . .    Section 5.19

         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

    11.2 Expenses.
         --------

         (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

    11.3 Brokers and Finders.  Except for Trident Securities
         -------------------
as to TCB and Baxter, Fentress and Company as to Citco, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by TCB , TCF, Citco, or Citizens Bank, each of the Parties, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

    11.4 Entire Agreement.  Except as otherwise expressly
         ----------------
provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the Confidentiality Agreement, which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

    11.5 Amendments.  To the extent permitted by Law, this
         ----------
Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of TCB Common Stock, there shall be no amendment decreasing the Exchange Price or changing the form of consideration without the further approval of such holders.

    11.6 Waivers.
         -------

         (a) Prior to or at the Effective Time, Citco, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TCB or TCF, to waive or extend the time for the compliance or fulfillment by TCB or TCF of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Citco and Citizens Bank under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Citco except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

         (b) Prior to or at the Effective Time, TCB, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Citco or Citizens Bank, to waive or extend the time for the compliance or fulfillment by Citco or Citizens Bank of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TCB and TCF under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TCB except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

    11.7 Assignment.  Except as expressly contemplated
         ----------
hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

    11.8 Notices.  All notices or other communications which
         -------
are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              TCB or TCF:    Twin City Bancorp, Inc.
                             310 State Street
                             Bristol, Tennessee  37620
                             Telecopy Number:  (423) 989-4449
                             Attention: Thad R. Bowers
                                        President

          Copy to Counsel:  Stradley Ronon Housley Kantarian
                               & Bronstein, LLP
                            1220 19th Street, N.W., Suite 700
                            Telecopy Number:  (202) 822-0140
                            Attention: James C. Stewart, Esq.

   Citco or Citizens Bank:  Citco Community Bancshares, Inc.
                            300 Broad Street
                            Elizabethton, Tennessee 37643
                            Telecopy Number:  (423) 542-1606
                            Attention: Joe LaPorte, III
                                       Chairman of the Board

         Copy to Counsel:   Baker, Donelson, Bearman & Caldwell
                            A Professional Corporation
                            511 Union Street, Suite 1700
                            Nashville, Tennessee  37219
                            Telecopy Number:  (615) 744-5718
                            Attention: Steven J. Eisen, Esq.

     11.9 Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws, except to the extent that federal Laws relate to the consummation of the Merger.

     11.10  Counterparts.  This  Agreement  may  be  executed  in  two  or  more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions.  The captions contained in this Agreement are for reference
           --------
purposes only and are not part of this Agreement.

     11.12  Interpretations.  Neither  this  Agreement  nor any  uncertainty  or
            ---------------
ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

     11.13  Enforcement of Agreement.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14  Severability.  Any  term or  provision  of this  Agreement  which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and attested by officers thereunto as of the day and year first above written.


ATTEST:                           TWIN CITY BANCORP, INC.


By: /s/ John M. Wolford           By: /s/ Thad R. Bowers
    ------------------------          -----------------------------
     Senior Vice President               Thad R. Bowers, President

ATTEST:                           TWIN CITY FEDERAL SAVINGS BANK


By: /s/ John M. Wolford           By: /s/ Thad R. Bowers
    ------------------------          -----------------------------
     Senior Vice President               Thad R. Bowers, President
                                  Title: President

ATTEST:                           CITCO COMMUNITY BANCSHARES, INC.

By: /s/ Sam LaPorte               By: /s/ Joe LaPorte, III
    ------------------------          -----------------------------
      Secretary                          Joe LaPorte, III
                                         Chairman of the Board

ATTEST:                           CITIZENS BANK


By: /s/ Richard Tetrick           By: /s/ Joe LaPorte, III
    ------------------------          -----------------------------
      Secretary                          Joe LaPorte, III
                                         Chairman of the Board

                                                                      Appendix B
                             STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into this 19th day of July, 2000, between Twin City Bancorp, Inc., a Tennessee corporation ("TCB"), whose principal offices are at 310 State Street, Bristol, Tennessee 37620; and Citco Community Bancshares, Inc., a Tennessee corporation ("Citco"), whose principal offices are at 300 Broad Street, Elizabethton, Tennessee 37643.


                              W I T N E S S E T H:

     WHEREAS, TCB and Citco are parties to the Agreement and Plan of Merger dated 18th day of July, 2000 (the "Merger Agreement") and terms not otherwise defined herein are as defined in the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Merger Agreement, and for the purpose of protecting the interests of Citco in proceeding with the Merger, the parties hereto agree as follows:

     1.  Option.  Subject to the terms and  conditions  set forth in this Option
         ------
Agreement, TCB hereby grants to Citco an irrevocable option ("Option") to purchase up to 223,156 shares ("Option Shares") of Common Stock, $1.00 par value, of TCB ("Shares"), being 19.9% of the number of Shares outstanding on the date of this Agreement before such issuance, at a purchase price of $15.50 per Option Share (such price, as adjusted as applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment and other conditions as follows:

          (a) If not in Material breach of the Merger Agreement and provided that no preliminary or permanent injunction or other order against delivery of the Option Shares issued by any court of competent jurisdiction shall be in effect, Citco may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided in this Option Agreement, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 15 months after the first occurrence of a Purchase Event (or if, at the expiration of such 15 months, after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgement, decree, order, law, or regulation, thirty (30) business days after such impediment to exercise shall have been removed), or (iii) 18 months after the date of this Agreement, although in the event a court or regulatory authority order is in place that would prevent the exercise of the Option, such date shall be extended for the period that such order is in place. Termination of the Option shall not effect any rights under the Merger Agreement which by their terms extend beyond the date of such termination. As used herein, a "Purchase Event" means the termination of this Agreement under any circumstance which would or could entitle Citco to terminate this Agreement pursuant to Sections 10.1 (b), (c), (d)(ii), or (f) of the Merger Agreement; provided, that a Purchase Event shall not occur unless and until TCB shall have entered into a definitive agreement with a third party with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated during the 12 months following such termination of this Agreement.

          (b) In the event Citco wishes to exercise the Option, it shall send written notice to TCB of the date of the closing of the exercise, which shall be not later than 20 business days from the date of the notice; provided, that such closing shall be held only if (i) such purchase would not otherwise violate or cause the violation of any applicable law, rule, or regulation or any restraining order injunction, decree or ruling issued by court or other governmental authority prohibiting the delivery of such Option Shares, and (ii) any prior notification to or approval of any regulatory authority required in connection with such purchase shall have been made or obtained. If the closing cannot be consummated by reason of the restrictions set forth in this paragraph, the closing shall be held within 10 days following the elimination of such restriction.

     2. Reserved Shares.  TCB hereby represents and warrants to Citco that it is
        ---------------
taking all necessary corporate and other action to authorize and reserve and permit it to issue, and will have reserved issuance at all times from the date of this Option Agreement until the obligation to deliver Shares upon the exercise of the Option terminates, upon exercise of Option, Shares necessary for Citco to exercise the Option, and TCB will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to any change in the capitalization of TCB. The shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of Option pursuant to any change in capitalization, upon issuance pursuant to this Option Agreement, shall be duly issued, fully paid and non assessable, and shall be delivered free and clear of all liens, including any pre- emptive rights of any shareholder of TCB. In the event of any recapitalization of TCB, appropriate adjustments will be made in the Option Shares.

     3.  Repurchase.  Not  withstanding  the  other  provisions  of this  Option
         ----------
Agreement, at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months thereafter, TCB (or any successor entity) shall:

          (a) At the request of Citco, repurchase from Citco the Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment for any recapitalizations as described above), multiplied by the number of Shares with respect to which the Option had not been exercised (the "Option Repurchase Price"); and

          (b) At the request of Citco, from time to time, repurchase, all but not less than all of the Option Shares owned directly or indirectly by Citco at a price equal to the Applicable Price as of the Request Date multiplied by number of Option Shares owned directly or indirectly by Citco (the "Option Share Repurchase Price").

At any time following the occurrence of Purchase Event, TCB (or any successor entity) may at its election, repurchase the Option (if and to the extent not previously exercised or terminated) or all but not less than all of the Option Shares at the Option Repurchase Price or the Option Share Repurchase Price, as the case may be. Any repurchase contemplated in this Option Agreement shall be subject to receipt of any necessary regulatory approvals for which the Parties shall use their reasonable efforts to obtain promptly.

     4. Definitions.  For purposes of this Option Agreement, the following terms
        -----------
have the following meanings:

          (a) "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer for more than 25% of the outstanding equity securities of such Party or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of 25% equity interest in, or 25% of the Assets of, such Party or any of its Subsidiaries.

          (b) "Applicable Price" as of any date means the highest of (A) the highest price per Share paid pursuant to a tender offer or exchange offer for Shares after the date of this Agreement and on or prior to such date, (B) the highest price per Share to be paid by any third party for Shares and each case pursuant to an agreement with respect to an Acquisition Proposal with TCB entered into on or prior to such date, or (C) the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotations System, or, if the Shares are not quoted thereon, on the principal trading market on which the Shares are traded as reported by a recognized source during the 60 days preceding such date. If the consideration to be offered, paid, or received pursuant to the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Citco and reasonably acceptable to TCB.

          (c) "Repurchase Event" means the date that Citco is entitled to terminate the Merger Agreement pursuant to Sections 10.1 (b), (c), (d)(ii), or
(f); provided, that a Repurchase Event shall not occur unless and until TCB shall have entered into a definitive agreement with a third party with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated during the 12-month period following such date.

          (d) "Request Date" means the date on which TCB or Citco, as the case may be, exercises its rights under this Option Agreement.

     5.  Registration  Rights.  TCB shall, if requested by Citco at any time and
         --------------------
from time to time within two years of the first exercise of the Option, as expeditiously as possible, prepare and file up to two registration statements under the 1933 Act if such registration is necessary in order to permit the sale or other disposition of any or all Shares that have been acquired by or are issuable to Citco upon exercise Option in accordance with the intended method of sale or other disposition stated by Citco, including a "shelf" registration statement under Rule 415 under the 1933 Act or any successor provision, and TCB shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Any registration statement prepared and filed under this Option Agreement shall be at TCB's expense except for underwriting discounts or commissions, brokers' fees, and the reasonable fees and disbursements of Citco's counsel related thereto. TCB also will take reasonable efforts to list such shares on any securities exchange or market where TCB's shares are traded.

     6. Representation of Citco. This Option is not being, and any Option Shares
        -----------------------
or other securities acquired by Citco upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

     7. Amendment.  This Option  Agreement may be amended or supplemented at any
        ---------
time by mutual agreement of TCB and Citco. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and shall be subject to the provisions of Article 10 of the Merger Agreement.

     8.  Entire  Agreement.  This  Option  Agreement,  together  with the Merger
         -----------------
Agreement, constitutes the entire agreement between the Parties hereto with respect thereto, written or oral. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement.

     9.  Assignment.  Neither  this  Option  Agreement  nor  any of the  rights,
         ----------
interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Option Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     10. Governing Law. This Option Agreement shall be governed by and construed
         -------------
in accordance with the laws of the State of Tennessee applicable to agreements made and entirely to be performed in such state, except to the extent federal law may be applicable.

     IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                            CITCO COMMUNITY BANCSHARES, INC.


                            By:    /s/ Joe LaPorte, III
                                   ----------------------------
                            Title: Chairman
                                   ----------------------------





                            TWIN CITY BANCORP, INC.



                            By:    /s/ Thad R. Bowers
                                   ----------------------------
                            Title: President
                                   ----------------------------

                                                                      Appendix C





                                 ________, 2000

Board of Directors
Twin City Bancorp, Inc.
310 State Street
Bristol, Tennessee  37620

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock (the "Twin City Common Stock") of Twin City Bancorp, Inc. ("Twin City"), of the consideration to be paid by Citco Community Bancshares, Inc. ("Citco") pursuant to the Agreement and Plan of Merger, dated as of July 18, 2000 (the "Agreement") by and among Twin City and Citco. Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

         The Agreement provides for the merger (the "Merger") of Twin City with and into Citco, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of Twin City Common Stock, other than any shares held in the treasury of Twin City, will be exchanged for the right to receive $17.15 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

         Trident Securities ("Trident"), a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         We have acted as Twin City's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

     (i) Reviewed certain publicly available information concerning Twin City, including the Annual Reports on Form 10-K of Twin City for each of the years in the three year period ended December
             31, 1999 and the Quarterly Reports on Form 10-Q of Twin City for the quarters ended March 31, 2000 and June 30, 2000;


     (ii) Reviewed certain other internal information, primarily financial in nature relating to the respective businesses, earnings, assets and prospects of Twin City and Citco provided to us or publicly available for purposes of our analysis;

Board of Directors
________, 2000
Page 2

     (iii) Participated in meetings and telephone conferences with members of senior management of Twin City concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters we believed relevant to our inquiry;

     (iv) Reviewed certain stock market information for Twin City Common Stock and compared it with similar information for certain companies, the securities of which are publicly traded;

     (v) Compared the results of operations and financial condition of Twin City with that of certain companies, which we deemed to be relevant for purposes of this opinion;

     (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

     (vii)   Reviewed  the  Agreement  and certain  related  documents;  and


     (viii) Performed such other reviews and analyses as we have deemed appropriate.



     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Twin City and Citco contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either Twin City or Citco, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Twin City or Citco. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of Twin City on a basis reflecting the best currently available estimates and judgments of the management of Twin City as to the future performance of Twin City. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

Board of Directors
___________, 2000
Page 3

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration, to the holders of Twin City Common Stock, and does not address the underlying business decision by Twin City's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any Twin City shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of Twin City Common Stock may be at the Effective Time of the Merger or as to the prospects of Twin City's business or Citco's business.

         We have acted as financial advisor to Twin City in connection with the Merger and will receive from Twin City a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as Twin City's agreement to indemnify us under certain circumstances. We will also receive a fee for our services in rendering this opinion. In the past, we have also provided certain other investment banking services for Twin City and have received compensation for such services.

         In the ordinary course of business, we may actively trade securities of Twin City for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that this opinion was prepared solely for the confidential use of the Board of Directors and senior management of Twin City and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Twin City as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger. This opinion does not represent an opinion as to what the value of Twin City Common Stock may be at the Effective Time of the Merger or as to the prospects of Twin City's business or Citco's business. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of Twin City Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

Board of Directors
___________, 2000
Page 3

         Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the Consideration is fair, from a financial point of view, to the stockholders of Twin City.

                                            Very truly yours,

                                            TRIDENT  SECURITIES,  a division  of
                                            McDonald Investments Inc.

                                                                      Appendix D
                       TENNESSEE BUSINESS CORPORATION ACT

                                   Chapter 23
                    BUSINESS CORPORATIONS--DISSENTERS' RIGHTS
             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     48-23-101 DEFINITIONS.--(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 48-23-102 and who exercises that right when and in the manner required by Sections 48-23-201--48-23-209;
     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
     (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
     (7)   "Shareholder"   means  the  record   shareholder  or  the  beneficial
shareholder.
     48-23-102 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
     (1) Consummation of a plan of merger to which the corporation is a party:
     (A) If shareholder approval is required or the merger by Section 48-21-103 or the charter and the shareholder is entitled to vote on the merger; or
     (B) If the corporation is a subsidiary that is merged with its parent under
Section 48-21-104;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;
     (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:
     (A) Alters or abolishes a preferential right of the shares;
     (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
     (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
     (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
     (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under Section 48-16-104; or
     (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     48-23-103   DISSENT  BY  NOMINEES  AND  BENEFICAL   OWNERS.--(a)  A  record
shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters' rights to shares of any one (1) or more classes held on his behalf only if:
     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissents' rights; and
     (2) He does so with respect to all shares of the same class of which he is the beneficial shareholder or over which he has power to direct the vote.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS
     48-23-201 NOTICE OF DISSENTERS' RIGHTS. --(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
     (b) If corporate action creating dissenters' rights under Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 48-23-203.
     (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.
     48-23-202 NOTICE OF INTENT TO DEMAND PAYMENT--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' right:
     (1) Must deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2) Must not vote his shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by Section 48-23-201.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.
     48-23-203 DISSENTERS' NOTICE--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 48-23-202.
     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
     (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201.
     48-23-204 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in Section 48-23-203 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 48-23-203(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.
     (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.
     48-23-205 SHARE RESTRICTIONS. --(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under Section 48-23-207.
     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
     48-23-206 PAYMENT.--(a) Except as provided in Section 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with Section 48-23-204 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
     (b) The payment must be accompanied by:
     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3) An explanation of how the interest was calculated;
     (4) A statement of the dissenter's right to demand payment under Section 48-23-209; and
     (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201 or Section 48-23-203.
     48-23-207 FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under Section 48-23-203 and repeat the payment demand procedure.
     48-23-208 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by Section 48-23-206 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
     (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 48-23-209.
     48-23-209 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 48-23-206), or reject the corporation's offer under Section 48-23-208 and demand payment of the fair value of his shares and interest due, if:
     (1) The dissenter believes that the amount paid under Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of his shares or that the interest due is incorrectly calculated;
     (2) The corporation fails to make payment under Section 48-23-206 within two (2) months after the date set for demanding payment; or
     (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for his shares.

                      PART 3. JUDICIAL APPRAISAL OF SHARES
     48-23-301 COURT ACTION.--(a) If a demand for payment under Section 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (e) Each dissenter made a party to the proceeding is entitled to judgment:
     (1) For the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the corporation; or
     (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 48-23-208.
     48-23-302 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 48-23-209.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 48-23-201--48-23-209; or
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

[X] PLEASE MARK VOTES                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                  TWIN CITY BANCORP, INC.


                         SPECIAL MEETING OF SHAREHOLDERS
                                __________, 2000

The undersigned hereby appoints ______________ and _______________, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Twin City Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the special meeting of shareholders (the "Special Meeting"), to be held at ________________________________________ on
_____________, _____________,2000 at __:__ _.m., and at any and all adjournments or postponements thereof, as follows:


                                                       FOR    AGAINST   ABSTAIN

1. The approval and adoption of the Agreement and      [  ]    [  ]     [  ]
   Plan of Merger, dated July 18, 2000, by and among Twin City Bancorp, Inc., Twin City Federal Savings
   Bank, Citco Community Bancshares,  Inc. and
   Citizens  Bank.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AGREEMENT AND PLAN OF MERGER

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. PROVIDED, HOWEVER, IF A PROPOSAL TO ADJOURN THE SPECIAL MEETING IS PROPERLY PRESENTED, A PROXY WILL NOT HAVE DISCRETION TO VOTE IN FAVOR OF THE ADJOURNMENT PROPOSAL ANY SHARES OF COMMON STOCK WHICH HAVE BEEN VOTED AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.




               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date      Date ________________________________
this proxy in the box below

__________________________________________________________________________
Shareholders sign above.               Co-holder (if any) sign above.

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED

                            TWIN CITY BANCORP, INC.
                               BRISTOL, TENNESSEE

     Should the above shareholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Assistant Secretary of the Company at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The above shareholder acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement, dated _________________, 2000.
     Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY
                      SIGN, DATE AND MAIL YOUR PROXY TODAY